As filed with the U.S. Securities and Exchange Commission on September 12, 2025.

Registration No. 333-289414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No.1 To

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BoluoC Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, Taiwan

+886 2-8797-5099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Sally Yin, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Jason Simon, Esq. Yangyang Jia, Esq. Greenberg Traurig LLP 1750 Tysons Boulevard, Suite 1000 McLean, VA 22102 Telephone: (703) 749-1386

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities being offered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2025

$60,000,000

BoluoC Acquisition Corp

6,000,000 Units

BoluoC Acquisition Corp is a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into a definitive agreement for an initial business combination within that 18-month period. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, except that we will not pursue a prospective target company based in or having the majority of its operations in the PRC. Throughout this prospectus, “PRC,” refers to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region and, for the purpose of this prospectus only, excluding Taiwan.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share of par value of US$0.0001 (each, an “ordinary share”) and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will not become exercisable until the later of the completion of our initial business combination or 12 months after this registration statement is declared effective by the Securities and Exchange Commission, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. Subject to the terms and conditions described in this prospectus, we may redeem the warrants for cash once the warrants become exercisable. The Underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 900,000 units to cover over-allotments, if any.

Upon the consummation of our initial business combination, we will provide the holders of our outstanding public shares with the opportunity to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. See “Prospectus Summary — The Offering — Redemption rights for public shareholders upon consummation of our initial business combination” on page 29 for more information. Notwithstanding the foregoing redemption rights, our amended and restated memorandum and articles of association provide that, in connection with any vote held to approve a proposed business combination, a public shareholder who is not our sponsor (as defined below), director or officer, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent.  However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. See “Prospectus Summary — The Offering — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” on page 30 for further discussion on certain limitations on redemption rights.

If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into a definitive agreement for an initial business combination within that 18-month period,  we may seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to provide our public shareholders the right of redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of our public shareholders, our amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem their public shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Alternatively, we may opt to distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor.

The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights described in more detail under “Prospectus Summary — The Offering — Insider shares and letter agreement” on page 22 and “Description of Securities — Ordinary Shares” on page 144. Our sponsor has also committed to purchasing from us an aggregate of 194,100 units (or up to 203,100 units if the Underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $1,941,000 (or up to $2,031,000 if the Underwriters’ over-allotment option is exercised) (the “private units”).

These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions and registration rights described under “Prospectus Summary — Our Sponsor, Officers and Directors — Contractual arrangements” on page 10. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. Upon consummation of our offering and the private placement, assuming our sponsor does not purchase additional units or shares, our sponsor will own approximately 1,614,100 ordinary shares immediately after this offering, if the Underwriters’ over-allotment option is not exercised, or 1,848,100 ordinary shares immediately after this offering if the Underwriters’ over-allotment option is fully exercised.

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors or their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than: (i) repayment of an aggregate of up to $350,000 in loans made to us by our sponsor under a promissory note dated July 31, 2025 with our sponsor to cover offering-related and organizational expenses prior to our initial public offering upon the closing of this offering; (ii) payment to our sponsor of $10,000 per month from the closing of this offering, for office space, utilities and secretarial and administrative support until the closing of our initial business combination or our liquidation; (iii) repayment of potential working capital loans that may be made by them to finance transaction costs in connection with an initial business combination or the issuance of private units upon the conversion of up to $3,000,000 of such loans at a price of $10.00 per unit; and (iv) reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. For more details on compensation of our sponsor, its affiliates, or promoters, see “Prospectus Summary — Our Sponsor, Officers and Directors — Securities ownership and compensation” on page 7 and “Prospectus Summary – The Offering – Limited payments to insiders” on page 25.

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officers, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders (including purchasers of the public units being sold in this offering) with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officers, directors, promotors and their respective affiliates. Because of the financial and personal interests described in more detail under “Prospectus Summary — Our Sponsor, Officers and Directors — Conflicts of interest” on page 31, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process, or (ii) effect our initial business combination with less desirable terms and conditions in order to complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. In addition, conflicts of interest may arise because our officers and directors are not required to commit their full time to our affairs, and, as described in “Management — Conflicts of Interest” on page 133, certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, including other SPACs or other entities that may have acquisition objectives that are similar to ours, our ability to consummate our initial business combination could be materially and adversely affected. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — The financial and personal interests of our sponsor, officers and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination” on page 49, “Risk Factors — Risks Associated with Our Business and Securities — We may acquire a target business that is affiliated with our sponsor, officers and directors or their affiliates” on page 51, “Risk Factors — Risks Associated with Our Business and Securities — We are not required to obtain a fairness opinion unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view” on page 51, “Risk Factors — Risks Associated with Our Business and Securities — Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous” on page 52, “Risk Factors — Risks Associated with Our Business and Securities — Our officers and directors will allocate their time to other businesses, including those that are similar in nature to ours, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination” on page 48 and “Risk Factors — Risks Associated with Our Business and Securities — Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented” on page 49 and “Risk Factors — Risks Associated with Our Business and Securities — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented” on page 48.

Because the insider shares were issued at a nominal price of approximately $0.014 per share, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the ordinary shares issuable in connection with the conversion of the insider shares may result in material dilution to our public shareholders due to the anti-dilution rights of our insider shares, which may result in an issuance of additional ordinary shares. See “Risk Factors — Risks Associated with Our Business and Securities — The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

” on page 59 and “Dilution” on page 91. The following table illustrates the difference between the public offering price per unit and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as Adjusted NTBVPS, on a pro forma basis to give effect to this offering and the issuance of the private units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full. Adjusted NTBVPS excludes the effect of the consummation of our initial business combination or any related transactions or expenses.

The following table assumes: Scenario A) 25% of our public shares are redeemed, Scenario B) 50% of our public shares are redeemed, Scenario C) 75% of our public shares are redeemed, and Scenario D) 100% of our public shares are redeemed.

As of July 31, 2025
Offering Price of $10.00	25% Redemption (assumes 1,500,000 or 1,725,000 public shares redeemed)		50% Redemption (assumes 3,000,000 or 3,450,000 public shares redeemed)		75% Redemption (assumes 4,500,000 or 5,175,000 public shares redeemed)		100% Redemption (assumes 6,000,000 or 6,900,000 public shares redeemed)
Adjusted NTBVS	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.51	$7.03	$2.97	$6.23	$3.77	$4.69	$5.31	$0.03	$9.97
Assuming No Exercise of Over-Allotment Option
$7.49	$7.01	$2.99	$6.21	$3.79	$4.67	$5.33	$0.03	$9.97

Of the proceeds we will receive from this offering and the sale of the private units, $60,000,000, or $69,000,000 if the Underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100% of the gross proceeds of the offering in either case), will be deposited into a United States-based trust account established by J.P. Morgan Chase Bank, N.A. and maintained by Lucky Lucko, Inc. d/b/a Efficiency (“Efficiency”) acting as trustee. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Prior to this offering, there has been no public market for our units, ordinary shares or warrants. We intend to apply to have our units listed on The Nasdaq Global Market, or Nasdaq, under the symbol “LBKXU,” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq and this offering is contingent upon receiving Nasdaq listing approval. We expect the ordinary shares and warrants comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital LLC (“D. Boral Capital”), the representative of the Underwriters, informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions as described further herein. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be listed on Nasdaq under the symbols “LBKX” and “LBKXW,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 36 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Immediately after this offering, our sponsor, a British Virgin Islands company that is under the sole control of Mr. Ya Lu Lin, a citizen and resident of Taiwan, together with our officers and directors will beneficially own 20% of our issued and outstanding shares (assuming that the Underwriters’ over-allotment option is not exercised and that our sponsor does not purchase additional units or shares) . Therefore, after completion of the offering we do not expect that Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. For more information, see “Principal Shareholders” on page 138. Additionally, we may be considered a “foreign person” under the rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS and may be ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities —Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited” on page 38.

Additionally, our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. Additionally, our sponsor will reimburse ARC Group Limited for all reasonable out-of-pocket expenses incurred in connection with the provision of services to our company up to $10,000. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Per Unit	Total
Public offering price	$10.00	$60,000,000
Underwriting discounts and commissions(1)	$0.30	$1,800,000
Proceeds, before expenses, to us	$9.70	$58,200,000

(1)	Includes (i) $0.20 per unit, or $1,200,000 in the aggregate (or $1,380,000 in the aggregate if the Underwriters’ over-allotment option is exercised in full), payable to the Underwriters in cash upon the consummation of this initial public offering, plus (ii) up to $0.10 per unit, or $600,000 in the aggregate (or $690,000 in the aggregate if the Underwriters’ over-allotment option is exercised in full), to be placed in a trust account located in the United States as described herein and to be released to the Underwriters as deferred underwriting commissions only upon the consummation of an initial business combination (or, in the alternative (not reflected in the above), an amount equal to 5.0% of the balance remaining in the trust account, without accrued interest, adjusted only to account for payment of redemptions and prior to any other disbursements therefrom, upon the consummation of an initial business combination, whichever amount is greater). Excludes certain fees and expenses payable to the Underwriters in connection with this offering, and those certain fees paid to ARC Group Limited by our sponsor for its financial advisory services. See also “Underwriting” for a description of compensation and other items of value payable to the Underwriters.

The Underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about __________, 2025.

D. Boral Capital	ARC GROUP SECURITIES LLC

__________, 2025

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to:

●	“memorandum and articles of association” are to our memorandum and articles of association, effective as of June 24, 2025 and subsequently amended by special resolution passed on September 12, 2025;

●

“amended and restated memorandum and articles of association” are to the amended and restated memorandum and articles of association that we will adopt immediately prior to or upon the consummation of this offering;

●	“clear days” are to, in relation to the period of a notice, that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as the same may be amended from time to time;

●	“Company” are to BoluoC Acquisition Corp, a Cayman Islands exempted company.

●	“D. Boral Capital” are to D. Boral Capital LLC, the book-running manager for the offering;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“initial shareholders” are to each of our sponsor and management;

●	“insider shares” are to the 1,725,000 ordinary shares owned by our sponsor, officers and directors prior to this offering (including our sponsor’s 225,000 ordinary shares subject to forfeiture to the extent that the Underwriters’ over-allotment option is not exercised);

●	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

●	“letter agreement” are to the agreement to be executed among us, our sponsor, and our officers and directors on the date of this prospectus;

●	“management” are to our officers and directors;

●	“Miluna” or “MMTX” are to Miluna Acquisition Corp., a special purpose acquisition corporation formed in Cayman Islands by MilunaC Technology Limited, and of which (i) Mr. Shang Ju Lin, brother of Mr. Ya Lu Lin who is our chief executive officer, director, and sole shareholder and director of our sponsor, also serves as MMTX’s chief executive officer and director, and (ii) our independent directors also serve as MMTX’s independent directors;

●	“ordinary resolution” are to a resolution of the company passed by in excess of 50 percent of the votes (or such higher approval threshold as specified in the Company’s amended and restated memorandum and articles of association) of the holders of the ordinary Shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. The amended and restated memorandum and articles of association of the Company require that resolutions put to the vote of a meeting may be decided on a poll and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass an ordinary resolution;

●	“ordinary shares” are to the ordinary shares of BoluoC Acquisition Corp, par value 0.0001 per share;

●	“PRC” are to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region and, for the purposes of this prospectus only, excluding Taiwan;

1

●	“private shares” are to the ordinary shares included as part of the private units;

●	“private units” are to the units (i) to be issued to our sponsor in a private placement simultaneously with the closing of this offering and (ii) upon conversion of working capital loans, if any;

●	“private warrants” are to the warrants included in the private units;

●	“public shareholders” are to the holders of the public shares, whether they are purchased in the public offering or in the aftermarket, including our initial shareholders to the extent that they purchase such public shares (except that our initial shareholders will not have redemption or tender rights with respect to any public shares they own);

●	“public shares” are to the ordinary shares being sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public units” are to the public units being sold in this offering;

●	“public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“representative” are to D. Boral Capital LLC;

●	“required period” are to 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or such later time as our shareholders may approve in accordance with our amended and restated memorandum and articles of association;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“SPAC” are to special purpose acquisition company;

●	“sponsor” are to Lykos International Limited, a British Virgin Islands company limited by shares, which was recently formed to serve as the sponsor of our company, as further discussed under “Our Sponsor” below;

●	“Transfer” are to the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

●	“trust account” are to the segregated trust account located in the United States at J.P. Morgan Chase Bank, N.A. with Efficiency acting as trustee, into which we will deposit certain proceeds from this offering and the sale of the placement units;

●	“Underwriters” are to both D. Boral Capital LLC and ARC Group Securities LLC.

●	“warrants” are to our public warrants, private warrants and working capital warrants, if any;

2

●	“warrant exercise date” are to the date on which the warrants will become exercisable, which is the later of (i) the completion of our initial business combination or (ii) 12 months after this registration statement is declared effective by the Securities and Exchange Commission;

●	“we,” “us,” “our company” and “the Company” are to BoluoC Acquisition Corp; and

●	“$” are to the legal currency of the United States.

Except as specifically provided otherwise, the information in this prospectus assumes that the Underwriters will not exercise their over-allotment option.

Unless the context otherwise requires, all references in this prospectus to our insider shares being forfeited shall mean the surrenders for no consideration of such shares in accordance with our amended and restated memorandum and articles of association.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on June 24, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period.

Our search for a prospective target business will not be limited to any specific geographic region, except that we will not pursue a target company that is based in, or has the majority of its operations in, the PRC. To date, our activities have been limited to organizational matters and preparations related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination in any industry or sector.

Of the proceeds we will receive from this offering and the sale of the private units, $60,000,000, or $69,000,000 if the Underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100% of the gross proceeds of the offering in either case), will be deposited into a United States-based trust account established by J.P. Morgan Chase Bank, N.A. and maintained by Efficiency acting as trustee. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share for each one-month extension is deposited into the trust and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

In June 2025, Mr. Shang Ju Lin, the brother of Mr. Lin who is the sole director of our sponsor and our chief executive officer and director, founded MilunaC Technology Limited, the sponsor of Miluna Acquisition Corp (“MMTX”). MMTX is a similarly sized blank check company formed for purposes substantially similar to those of our Company. Mr. Shang Ju Lin also serves as chief executive officer and director of MMTX, and our independent directors concurrently serve as independent directors of MMTX. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. As of the date of this prospectus, MMTX has not yet identified a target for a potential business combination.

In addition, there are no contractual agreements between us, MMTX, our sponsor or its member, or MMTX’s sponsor and its member, regarding allocation of opportunities among us and MMTX. To the extent that our sponsor or any other entity or person affiliated with our sponsor becomes aware of a potential acquisition opportunity, such person or entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether us or MMTX would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies (if different) compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

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Competitive Advantage

Our competitive advantage stems from the extensive professional experience and diverse expertise of our leadership team. Their collective backgrounds in blockchain technology, investment management, product development, and financial operations equip us with a unique ability to identify and capitalize on innovative opportunities while maintaining operational and financial discipline.

The team’s proven track record in navigating complex markets, executing public listings, and driving technological advancements ensures a strong foundation for growth. Coupled with their global perspective and cross-border expertise, we are well-positioned to access proprietary opportunities and implement differentiated strategies that deliver sustainable, long-term value.

Under the skilled leadership of our management team, we are equipped to execute value-accretive strategies, optimize operational efficiency, and create meaningful shareholder returns, ensuring our position as a leader in a rapidly evolving market.

Additionally, our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

We believe that the robust platform, resources, and expertise of our management team and sponsor provide us with broad opportunities to identify high-quality target businesses. However, there is no assurance that our management team will remain with the company following an acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Moreover, despite the competitive advantages we believe we possess, we will face significant competition in identifying and executing a business combination, which may also impact the attractiveness of the acquisition terms that we are able to negotiate with potential targets.

Opportunity and Acquisition Target Criteria

Our approach to investment and acquisition is guided by a disciplined and strategic framework designed to identify and capitalize on high-potential opportunities. We focus on acquisition targets that exhibit strong growth potential, operational efficiency, and the ability to thrive within rapidly evolving industries. Ideal candidates are businesses with established market positions, scalable operations, and clear competitive advantages, which can benefit from enhanced strategic oversight and operational optimization post-acquisition.

We prioritize entities where our leadership team’s expertise in financial governance, technological innovation, and market strategy can unlock significant value through improved efficiencies, profitability, and strategic growth initiatives.

By conducting comprehensive due diligence and rigorous financial analysis, we ensure that each acquisition aligns with our investment principles, mitigates risks, and creates sustainable value for stakeholders. This disciplined process supports our commitment to delivering long-term growth and superior shareholder returns.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In addition, there are no contractual agreements between us, MMTX, our sponsor or its member, or MMTX’s sponsor and its member, regarding allocation of opportunities among us and MMTX. To the extent that our sponsor or any other entity or person affiliated with our sponsor becomes aware of a potential acquisition opportunity, such person or entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether us or MMTX would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies (if different) compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

Our Sponsor, Officers and Directors

Our sponsor is a British Virgin Islands company limited by shares, which was recently formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under British Virgin Islands law and other applicable law, our sponsor’s business is focused on investing in our company. Mr. Ya Lu Lin, a citizen and resident of Taiwan is the sole shareholder and director of our sponsor, owning 100% of the outstanding share capital of our sponsor, and has the sole voting and dispositive power of the shares held by the sponsor. Immediately after this offering, our sponsor will beneficially own 1,614,100 or 20.98% of our issued and outstanding shares (assuming that the Underwriters’ over-allotment option is not exercised and that our sponsor does not purchase additional units or shares). See “— Securities ownership and compensation” below on page 7.

The sponsor, its affiliates and promoters do not have any material roles or responsibilities in directing and managing our company’s activities. In addition, pursuant to the letter agreement, our officers and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor.

Executive officers

Mr. Ya Lu Lin has served as our director and chief executive officer since July 2025. Mr. Lin has extensive experience in technology, product innovation, and business management. Since October 2020, he has served as the co-founder and chief operating officer of Melos Venture Limited, where he led the development of innovative web3 music creation products and achieved over 1 million users within the first year. From March 2019 to April 2021, Mr. Lin was the chief operating officer of Moruiya Technology Limited, a blockchain-based music copyright market ecosystem, where he facilitated collaborations with renowned Golden Melody artists and oversaw the signing of 59 music pieces. Prior to that, Mr. Lin held various leadership roles at Handsfull Technology Corp from June 2008 to October 2020, including serving as the executive manager from June 2018 to October 2020, where he managed cross-border teams, streamlined operations, and drove new product launches. From May 2003 to June 2008, Mr. Lin also served as a director at Vako International Inc in Toronto, Canada, leading a retail distribution venture and collaborating with major retailers such as Hudson Bay Company, Staples, Best Buy, and Fry’s Electronics. Mr. Lin earned a Bachelor of Science in Joint Computing and Mathematics from Imperial College London in August 2001 and a diploma in Financial Report Analysis and Enterprise Evaluation from National Taiwan University in July 2010. We believe Mr. Lin’s extensive experience in technology, product innovation, and executive leadership qualifies him to serve on our board of directors.

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Mr. Robert Edward Mikkelsen has served as our chief financial officer and director since July 2025. Mr. Mikkelsen brings over two decades of experience in accounting, finance, and operations, with a proven track record of leadership in diverse industries including cybersecurity, cannabis, and professional services. Since 2023, Mr. Mikkelsen has served as the chief executive officer and chief financial officer of Tego Cyber Inc, an early-stage cybersecurity SaaS solution company, where he has focused on leading the company’s accounting and finance functions, reducing its operating budget by over 50% while increasing overall productivity, negotiating favorable debt extensions, and launching synergistic partnerships. Prior to this, from 2018 to 2023, Mr. Mikkelsen served as the chief financial officer of Item 9 Labs Corp., where he played a pivotal role in growing the company’s monthly revenue from $50,000 to $2 million, spearheaded its transition to becoming an SEC issuer, led fundraising initiatives, and completed over $100 million in mergers and acquisitions. Earlier in his career, from 2015 to 2018, Mr. Mikkelsen founded and served as owner of Mikkelsen CPA, a professional services firm. He provided fractional controller and chief financial officer and services to small and medium-sized businesses, led mergers and acquisitions negotiations and due diligence, and implemented accounting systems to mitigate risks and enhance efficiency. From 2004 to 2014, Mr. Mikkelsen worked at Henry & Horne LLP, where he advanced from a staff auditor to a manager. Mr. Mikkelsen earned a Bachelor of Science in Business Administration, with a focus on Accounting, from the University of Arizona in 2004.

Independent directors

Mr. Luhuan Zhong has served as our independent director since July 2025. He also currently serves as independent director of Miluna, a position he has held since July 2025. Mr. Zhong brings over a decade of experience in finance, auditing and capital markets, with deep expertise in SPAC transactions, initial public offerings, and cross-border investments. Since March 2025, Mr. Zhong has served as chief financial officer of Caedryn Acquisition Corporation I (“CAEA”). CAEA is a blank check company of comparable size, formed for purposes substantially similar to those of our Company. Since February 2025, Mr. Zhong has been the founder and a director of Creekstone Ventures Ltd, a venture capital investment company focused on AI application and hardware, and since February 2021, he has been the chief financial officer of Flag Ship Acquisition Corporation (Nasdaq: “FSHP”), referred to as “FSHP,” a blank check company. From August 2022 to March 2025, Mr. Zhong served as the managing director at Hony Capital, where he was responsible for launching an AI-focused investment initiative. Before that, from February 2022 to August 2022, Mr. Zhong led the initial public offering and corporate finance teams at China International Capital Corporation. From October 2018 to February 2022, Mr. Zhong served as a consultant at various periods in Orisun Acquisition Corp., Greenland Acquisition Corporation, Longevity Acquisition Corporation, Venus Acquisition Corporation, and Golden Path Acquisition Corporation. Mr. Zhong holds a Master of Arts in Finance from the Stern School of Business of New York University in 2013 and from University of Technology, Sydney in 2012, as well as Bachelor’s Degrees in Finance and Law from Macquarie University in 2010. We believe Mr. Zhong’s extensive experience in finance, capital markets, and SPAC transactions qualifies him to serve on our board of directors.

Ms. Ya Ting Lee has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. From July 2024, she works as a SaaS product manager in Damai Internet Co., Ltd, a platform known for its online event ticketing, where she is responsible for planning and optimizing features for restaurants reservation system, enhancing user experience and operational efficiency. From December 2023 to April 2024, Ms. Lee worked as software product manager in FUCO & Ryzo Co., Ltd, a no-code mobile web application platform, where she led optimization projects in a no-code web application platform focusing on search and filtering functionalities. From May 2023 to June 2023, Ms. Lee acted as a SaaS product manager in Adbert Tech Media Co., Ltd, a company focused on SaaS talent management system, where she managed stakeholder and beta client requirements, prioritized features for enterprise pilot phase, and completed product planning for 4 modules within 2 months, with 2 modules tested online. From December 2021 to March 2023, Ms. Lee served as a product manager in Jooca Inc., a mobile app developer, where she managed internal and external stakeholder communication and coordination and acted as project planner to ensure on schedule product delivery. From February 2020 to August 2021, Ms. Lee was a customer success specialist in Foodpanda Taiwan co., Ltd, a food delivery platform, where she conducted qualitive interviews, and developed tailored marketing and sales strategies to increase reginal store orders by roughly 250 per week, and bridged communication between sales and customer service teams. Ms. Lee earned a Bachelor of Arts in Economics from Tunghai University in 2018. We believe Ms. Lee’s diverse experience in product management and technology qualifies her to serve on our board of directors.

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Ms. Mei Chi Tsai has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. Since June 2016, Ms. Tsai has acted as financial department manager in Handsfull Technology Corp. Ltd., a company focusing on fund allocation and accounting, where she directs enterprise-wide financial analysis and fund allocation to optimize capital efficiency, delivers profit and loss reports for management decision making, implements internal controls and leads the financial team to ensure compliance with financial regulations. From August 1996 to May 2016, Ms. Tsai worked for Taiyi Precision Co., Ltd. as a department manager, where she oversaw financial analysis and resource allocation across business units, provided enterprise-wide profit and loss analysis to enhance operational efficiency and she also developed KPIs to monitor and improve financial performance. Ms. Tsai earned a Bachelor of Arts in Accounting from Taipei University of Business in 1988. We believe Ms. Tsai’s extensive experience in financial management, accounting, and strategic resource allocation qualifies her to serve on our board of directors.

As described in “Management — Conflicts of Interest,” certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, certain of our officers are an officer and/or director of MMTX, a blank check company incorporated as a Cayman corporation for the purpose of effecting its own initial business combination. Such officers and directors owe fiduciary duties under Cayman law to MMTX, which has not yet identified a target for a potential business combination. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law, no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a director or officer, on the one hand, and the company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a director or officer shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the company or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our officers and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.”

Prior and concurrent SPAC experience

In June 2025, Mr. Shang Ju Lin, the brother of Mr. Lin who is the sole director of our sponsor and our chief executive officer and director, founded MilunaC Technology Limited, the sponsor of Miluna Acquisition Corp (“MMTX”). MMTX is a similarly sized blank check company formed for purposes substantially similar to those of our Company. Mr. Shang Ju Lin also serves as chief executive officer and director of MMTX, and our independent directors concurrently serve as independent directors of MMTX. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. As of the date of this prospectus, MMTX has not yet identified a target for a potential business combination.

Our independent director, Mr. Luhuan Zhong, currently serves as the chief financial officer of FSHP, a Cayman Islands exempted company formed to effect a merger, share exchange, assets acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. Mr. Zhong has held this position since February 2021 and is responsible for overseeing FSHP’s financial operations, owing fiduciary duties to FSHP in that capacity. FSHP completed its $69 million initial public offering on Nasdaq in June 2024. In October 2024, FSHP entered into a merger agreement for a proposed business combination with Great Rich Technologies Limited. That agreement was replaced and superseded in April 2025 by an agreement and plan of merger with Great Future Technology Inc. and GFT Merger Sub Limited. On August 26, 2025, FSHP held an extraordinary general meeting of shareholders to approve an extension fee reduction proposal. In connection with that meeting, holders of 3,837,483 of the 6,900,000 ordinary shares held by public shareholders exercised their redemption rights at a price of approximately $10.47 per share. In addition, Mr. Zhong has served as chief financial officer of CAEA since March 2025. CAEA is a blank check company of comparable size, organized for purposes substantially similar to those of our Company. Mr. Zhong owes fiduciary duties to CAEA in his capacity as its chief financial officer. Additionally, Mr. Zhong has significant prior SPAC consulting experience. He served as a consultant to Venus Acquisition Corporation from February 2021 to December 2022, Golden Path Acquisition Corporation from June 2021 to February 2022, Longevity Acquisition Corporation from October 2019 to February 2021, Orisun Acquisition Corp. from February 2019 to March 2021, and Greenland Acquisition Corporation from October 2018 to October 2019, where he assisted management teams with research, analysis and the execution of business acquisitions.

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Securities ownership and compensation

The following table sets forth the payments received or to be received by our sponsor, its affiliates, from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor and its affiliates. The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights described in more detail under “— The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.” These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions and registration rights described under “— Contractual arrangements.”

Entity/Individual	Compensation Received or to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Lykos International Limited	$10,000 per month until the closing of our initial business combination or our liquidation.	Office space, utilities and secretarial and administrative support.

Lykos International Limited, officers and directors	Collectively own 1,500,000 insider shares(1) if the over-allotment option is not exercised, or 1,725,000 insider shares(1) if the over-allotment option is exercised in full. These shares were issued on June 29, 2025.	$25,000 in the aggregate or $0.017 per share if the over-allotment option is not exercised, or $0.014 per share if the over-allotment option is exercised in full.

Lykos International Limited	194,100 (or 203,100 if the Underwriters’ over-allotment option is exercised in full) private units to be purchased simultaneously with the closing of this offering. In addition, the 97,050 (or 101,550 if the Underwriters’ over-allotment option is exercised in full) private placement warrants included in the private units to be purchased simultaneously with the closing of this offering may be exercised on a cashless basis, along with the public warrants under the terms of the warrant agreement, which could result in material dilution to our public shareholders.	$1,941,000 (or $2,031,000 if the Underwriters’ over-allotment option is exercised in full).

Lykos International Limited	Up to $350,000	Repayment of loans made to us to cover offering related and organizational expenses.

Lykos International Limited, officers, directors, or their respective affiliates	Repayment of working capital loans that our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us from time to time, in whatever amount they deem reasonable in their sole discretion, to finance transaction costs, or the issuance of private units upon the conversion of up to $3,000,000 of such working capital loans.	Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If our initial business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Lykos International Limited, officers, directors, or their respective affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and competing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination.

ARC Group Limited, an affiliate of ARC Group Securities LLC	$200,000 in cash, and up to $10,000 in cash in reimbursement for expenses.	Financial advisory services in connection with this offering, including market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements.

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(1)	The insider shares are subject to anti-dilution adjustments for share capitalizations, subdivision, combination or similar reclassification or recapitalization of the ordinary shares in issue into a greater or lesser number of shares occurring after the original filing of our amended and restated memorandum and articles of association. In the case that additional ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the initial shareholders’ ownership will be adjusted (unless the holders of a majority of the outstanding insider shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the initial shareholders will maintain, in the aggregate, at least, twenty per cent (20%) of the sum of: (a) the total number of ordinary shares outstanding upon completion of our initial public offering (including any ordinary shares issued pursuant to the underwriter’s over-allotment option and excluding any ordinary shares underlying the private placement warrants issued to the sponsor); plus (b) all ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination, excluding any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to the sponsor or its affiliates or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of public shares redeemed in connection with our initial business combination or an amendment to our amended and restated memorandum and articles of association.

Because the insider shares were issued at a nominal price of approximately $0.014 per share, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the ordinary shares issuable in connection with the conversion of the insider shares may result in material dilution to our public shareholders due to the anti-dilution rights of our insider shares, which may result in an issuance of the ordinary shares.

In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

The following table sets forth information (i) with respect to our initial shareholders, who hold our insider shares, and the public shareholders, and (ii) that was used to determine the net tangible book value per share, as presented in this section and assumes no exercise of the Underwriters’ over-allotment option and the corresponding forfeiture of 225,000 insider shares held by our sponsor:

	Shares		Total Consideration		Average Price per
Holder	Purchased	Percentage	Amount	Percentage	Share
Initial Shareholders	1,500,000	20.0%	$25,000	0.01%	$0.017
Public shareholders	6,000,000	80.0%	$60,000,000	99.9%	$10.00
Total	7,500,000	100.00%	$60,025,000	100.00%

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Assuming the full exercise of the over-allotment option and that our sponsor does not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders:

	Shares		Total Consideration		Average Price per
Holder	Purchased	Percentage	Amount	Percentage	Share
Initial Shareholders	1,725,000	20.0%	$25,000	0.01%	$0.014
Public shareholders	6,900,000	80.0%	$69,000,000	99.9%	$10.00
Total	8,625,000	100.00%	$69,025,000	100.00%

The following table assumes: Scenario A) 25% of our public shares are redeemed, Scenario B) 50% of our public shares are redeemed, Scenario C) 75% of our public shares are redeemed, and Scenario D) 100% of our public shares are redeemed.

As of July 31, 2025
Offering Price of $10.00	25% Redemption (assumes 1,500,000 or 1,725,000 public shares redeemed)		50% Redemption (assumes 3,000,000 or 3,450,000 public shares redeemed)		75% Redemption (assumes 4,500,000 or 5,175,000 public shares redeemed)		100% Redemption (assumes 6,000,000 or 6,900,000 public shares redeemed)
Adjusted NTBVS	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.51	$7.03	$2.97	$6.23	$3.77	$4.69	$5.31	$0.03	$9.97
Assuming No Exercise of Over-Allotment Option
$7.49	$7.01	$2.99	$6.21	$3.79	$4.67	$5.33	$0.03	$9.97

Contractual arrangements

Pursuant to a letter agreement with us, our sponsor, officers and directors have agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the Company’s initial public offering (the “IPO”) (or to sell such shares to our company in a tender offer), (ii) to waive any and all right, title, interest or claim of any kind in or to any distribution of the trust account (“Claim”) they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, (iii) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), and (iv) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our amended and restated memorandum and articles of association.

In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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Subject Securities	Transfer Restrictions	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Insider shares	Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited, Robert Mikkelsen, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai	Restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the insider shares, private units, private warrants, private placement shares or ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement, (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any insider shares and private units (including their underlying securities). Further, despite the 180 day transfer restriction after the date of this prospectus that is described under the column “Transfer restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the Registration Rights and Shareholder Rights Agreement of the resale of the insider shares, the private units (including any private units issued upon conversion of working capital loans) and their underlying securities, the exercise of the private warrants and the public warrants and the ordinary shares issuable upon exercise of such warrants or conversion of insider shares.

Private units and private units that may be issued upon conversion of working capital loans (and underlying securities)	30 days after the completion of our initial business combination. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited	Same as above.

Additionally, the sponsor has entered into an Administrative Support Agreement with us, pursuant to which we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation. Pursuant to the Administrative Support Agreement, the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

Pursuant to the underwriting agreement, we, our sponsor and our executive officers and directors have agreed  that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, insider shares or warrants, subject to certain exceptions. The representative in their discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their insider shares and private placement units pursuant to the letter agreement described herein. See “Underwriting”.

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As of the date of this prospectus, there is no agreement, arrangement, or understanding, including any payments, between the sponsor and our unaffiliated security holders regarding the redemption of our outstanding securities.

Conflicts of interest

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officers, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders (including purchasers of the public units being sold in this offering) with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officers, directors, promotors and their respective affiliates. Because of the financial and personal interests described below, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor. Our sponsor has also committed to purchasing from us an aggregate of 194,100 private units (or up to 203,100 private units if the Underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $1,941,000 (or up to $2,031,000 if the Underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor does not purchase additional units or shares, our sponsor, officer and directors will own 1,500,000 of our issued and outstanding shares immediately after this offering, if the Underwriters’ over-allotment option is not exercised, or 1,725,000 of our issued and outstanding shares immediately after this offering if the Underwriters’ over-allotment option is fully exercised.

●	On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of July 31, 2025, we received advances of $154,791 which amount will be subsumed into the note.

●	If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officers and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officers and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.018 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s shares trade at or above $1.22 per share. If the over-allotment option is exercised in full, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.015 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s stock trades at or above $1.11 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

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●	On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares, and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officers and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares and the private units and their component securities to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the warrants it purchased as part of its private units and these warrants will expire worthless.

●	The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights. For more details, see “Prospectus Summary — The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.”

●	In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

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●	Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

●	While our sponsor, officers, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

●	Our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

●	In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers and directors or their affiliates, nor are we prohibited from consummating a business combination where any of our sponsor, officers and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. Unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

●	Our officers and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the Company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

●	Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our officers and directors are not required to commit their full time to our affairs, and certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified its target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

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We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officers and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

Enforceability of Civil Liability

We are an exempted company incorporated under the laws of the Cayman Islands and administered from outside the United States, and a majority of our assets will be located within the United States after this offering. Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.

The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

There is uncertainty as to whether the Cayman Islands courts would:

●	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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In addition, it may be difficult for you to effect service of legal process against us, or our officers and directors who reside outside the United States (namely, Ya Lu Lin, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai). There is currently no statutory enforcement or treaty between the U.S. and the PRC or Taiwan providing for reciprocal recognition and enforcement of judgments of U.S. courts. Foreign judgments obtained in the United States may still be recognized and enforced in the PRC or Taiwan courts through principles for the recognition of foreign judgments under common law. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These constraints may impact both the cost and time associated with legal proceedings in the PRC or Taiwan.

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our initial shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination.

We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. These financing transactions are typically designed to ensure a return on investment to the investor in exchange for assisting the Company in completing the business combination or providing sufficient liquidity to the combined company. The price of the shares we issue may therefore be lower, and potentially significantly lesser, than the market price for our shares at such time. These financing transactions may be significantly dilutive to the combined company, and represent the type of financing risk that is not associated with traditional initial public offerings. Any such additional financing, including issuance of equity or convertible securities, may significantly dilute the interests of our public shareholders. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

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Effecting Our Initial Business Combination

We will have until 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period. If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to provide our public shareholders the right of redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of our public shareholders, our amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem their public shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Such amendment to our amended and restated memorandum and articles of association may include limitations on the duration of the extension, the number of possible extensions, requirements for additional payments to the trust in connection with an extension, and other potential terms for consideration by our shareholders. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private placement units will be worthless.

If we are unable to complete our initial business combination within 18 months from the closing of this initial public offering, (subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18 month period), or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such an event, the insider shares and private units held by our sponsor, officers and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares and the private units and their component securities to the aforementioned transfer restrictions; and (B) the sponsor will not receive any funds for the warrants part of its private units and these warrants will expire worthless.

In addition, if a business combination is not consummated, any working capital loans we obtain from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination will not be repaid except to the extent that we have funds available outside of the trust account, and our sponsor, officers, directors or their affiliates will not have any claim against the trust account for reimbursement of reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination.

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination or abstain from voting, into their pro rata portion of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), in each case subject to the limitations described herein.

Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them into their pro rata portion of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

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Nasdaq rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the Underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

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The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our sponsor, officers and directors, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the “Risk Factors” section beginning on page 36 of this prospectus.

Securities offered:	6,000,000 units (or 6,900,000 units if the Underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

●	one ordinary share, and
●	one-half of one redeemable warrant.

Proposed Nasdaq symbols:	We have reserved the following trading symbols for the public units, public shares and warrants once they begin separate trading: “LBKXU,” “LBKX” and “LBKXW,” respectively.

Trading commencement and separation of ordinary shares and warrants:

The units are expected to begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital, as the representative to the Underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and issued a press release announcing when such separate trading will begin. Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering:	0

Number of public units outstanding after this offering:	6,000,000(1)

Number of private units to be sold in a private placement simultaneously with this offering	194,100(1)

Total number of units outstanding after this offering:	6,194,100(1)

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Ordinary shares:

Number outstanding before this offering and the private placement:	1,725,000(2)(3)

Number outstanding after this offering and the private placement:	7,694,100(1) (2)(4)

Warrants included as part of units:

Number of private warrants to be sold as part of private units in a private placement simultaneously with this offering:	97,050

Number of warrants outstanding after this offering and the private placement:	3,097,050(1)(5)

(1)	Assumes no exercise of the Underwriters’ over-allotment option.

(2)	insider shares are ordinary shares with the same rights as public ordinary shares, except for certain transfer restrictions and anti-dilution provisions as described below and in our amended and restated memorandum and articles of association. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees) at 20% of our issued and outstanding ordinary shares (excluding the private placement shares included in the private units) upon the consummation of this offering.

(3)	Includes up to 225,000 insider shares that are subject to forfeiture if the Underwriters do not exercise its over-allotment option in full.

(4)	Includes 6,000,000 public shares, 194,100 private units (purchased by our sponsor in a private placement simultaneously with the closing of this offering) and 1,500,000 insider shares, assuming 225,000 insider shares have been forfeited.

(5)	Includes 3,000,000 public warrants and 97,050 private warrants included in the private units.

Exercisability:	Each whole warrant offered in this offering is exercisable to purchase one ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one ordinary share, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business combination partner for target businesses.

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Exercise Price:

$11.50 per share, subject to adjustments as described herein.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any insider shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of public warrants when the price per ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise Period:

The warrants will become exercisable on the later of the completion of our initial business combination (the “warrant exercise date”) or 12 months after this registration statement is declared effective by the Securities and Exchange Commission (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right, even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable on the later of the completion of our initial business combination or 12 months after this registration statement is declared effective by the Securities and Exchange Commission. In addition, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the above, if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation; provided, however, that the private warrants issued to the Underwriters will not be exercisable more than five years from the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8). On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

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Redemption of public warrants when the price per ordinary share equals or exceeds $18.00:	We may redeem the outstanding public warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last reported sale price (the “closing price”) of our ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Shareholder’s Warrants — Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

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Insider shares and letter agreement:	On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor.

Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The per share price of the insider shares was determined by dividing the amount of cash contributed to the Company by the number of insider shares issued. The number of insider shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 6,900,000 units if the Underwriters’ over-allotment option is exercised in full, and therefore such insider shares would represent 20% of the outstanding shares after this offering. Up to 225,000 of the insider shares will be surrendered for no consideration depending on the extent to which the Underwriters’ over-allotment option is not exercised. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares by our initial shareholders, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

The insider shares are identical to the public shares except that:

(i) the insider shares are subject to certain transfer restrictions, as described in more detail below,

(ii) the insider shares are entitled to registration rights; and

(iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive any right to exercise redemption rights with respect to any ordinary shares or warrants beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (B) to waive any and all Claims with respect to their insider shares and private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever, (C) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), and (D) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our amended and restated memorandum and articles of association.

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In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

Private placement at time of offering:

Our sponsor has committed to purchasing from us an aggregate of 194,100 private units, at $10.00 per private unit for a total purchase price of $1,941,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below.

Our sponsor has also agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 203,100 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in the trust account regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States established by J.P. Morgan Chase Bank, N.A. and maintained by Efficiency, our transfer agent acting as trustee. The private units are identical to the units sold in this offering, except with respect to certain transfer restrictions and registration rights.

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Offering proceeds to be held in trust:	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $60,000,000 or $10.00 per unit ($69,000,000, if the Underwriters’ over-allotment option is exercised in full) will be placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. with Efficiency, acting as trustee. The remaining net proceeds of this offering and the sale of the private units will not be held in the trust account.

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

Notwithstanding the foregoing, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $800,000); provided, however, that in order to meet our working capital needs following the consummation of this offering until the completion of an initial business combination, our sponsor, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account.

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Limited payments to insiders:	Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors or their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

●	repayment of an aggregate of up to $350,000 in loans made to us by our sponsor under a promissory note dated July 31, 2025 with our sponsor to cover offering-related and organizational expenses prior to our initial public offering upon the closing of this offering;

●	payment to our sponsor of $10,000 per month from the closing of this offering, for office space, utilities and secretarial and administrative support until the closing of our initial business combination or our liquidation;

●	repayment of working capital loans that may be made by our sponsor, officers, directors or their affiliates to finance transaction costs in connection with an initial business combination or the issuance of private units upon the conversion of up to $3,000,000 of such loans at a price of $10.00 per unit. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing; and

●	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers and directors, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Conditions to completing our initial business combination:

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account at the time of the agreement to enter into the initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

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Potential revisions to agreements with insiders:	We could seek to amend certain agreements made by our sponsor, officers and directors disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our officers and directors relating to the voting of securities owned by them, the obligation of our sponsor, officers and directors to not propose certain changes to our organizational documents, or the obligation of our sponsor, officers, directors and their respective affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our public shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believe that such changes were in the best interests of our public shareholders (for example, if such a modification were necessary to complete a business combination).

Shareholder approval of, or tender offer in connection with, initial business combination:	In connection with any proposed business combination, we will either (i) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount on deposit in the trust account, including interest (net of taxes payable), or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account, including interest (net of taxes payable), in each case calculated as of two business days prior to the consummation of the business combination and subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

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Our sponsor, officers and directors have agreed to (i) vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) and (ii) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer). As a result, if we seek shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, we could need as little as 229,426 of our public shares (or approximately 3.82% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only the minimum number of shares representing a quorum is present and voted at such meeting, that the over-allotment option is not exercised, and that our sponsor does not purchase any units in this offering or units or shares in the after-market).

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

Permitted purchases of our securities by our affiliates:	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officers, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officers, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officers, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

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The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates” for a description of how our sponsor, officers, directors, or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — If we seek shareholder approval of our business combination, our sponsor, officers, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.”

There is no limit on the number of shares our sponsor, officers, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officers, directors, or any of their affiliates will not make any purchases if doing so would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officers, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

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Additionally, in the event our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officers, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officers, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, officers, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

○	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:
○	the amount of our securities purchased outside of the redemption offer by our sponsor, officers, directors, or their affiliates, along with the purchase price;
○	the purpose of the purchases by our sponsor, officers, directors, or their affiliates;
○	the impact, if any, of the purchases by our sponsor, officers, directors, or their affiliates on the likelihood that the business combination transaction will be approved;
○	the identities of our security holders who sold to our sponsor, officers, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officers, directors, or their affiliates; and
○	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption rights for public shareholders upon consummation of our initial business combination:	We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares in connection with the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the Underwriters. There will be no redemption rights in connection with the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

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Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only ten (10) calendar days’ notice for each general meeting, except in the case of a shareholder meeting convened in connection with an initial business combination, for which at least twenty (20) calendar days’ notice is required. As a result, if we require public shareholders who wish to redeem their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their ordinary shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. See “Risk Factors — Risks Associated with Our Business and Securities — In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “Risk Factors — Risks Associated with Our Business and Securities — If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our register of members to reflect all redemptions.

Redemption rights for public shareholders in connection with amendment to our amended and restated memorandum and articles of association:	If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. There is no limit on the number of extensions that we may seek. In the event an amendment to our amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to provide our public shareholders the right of redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of our public shareholders, our amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem their public shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Such amendment to our amended and restated memorandum and articles of association may include limitations on the duration of the extension, the number of possible extensions, requirements for additional payments to the trust in connection with an extension, and other potential terms for consideration by our shareholders. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private placement units will be worthless.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote:	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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Redemption of public shares and liquidation if there is no business combination:	If we are unable to complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as a voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Conflicts of interest:	There are actual or potential material conflicts of interest between (i) our sponsor, officers, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders (including purchasers of the public units being sold in this offering) with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officers, directors, promotors and their respective affiliates. Because of the financial and personal interests described in more detail under “Our Sponsor, Officers and Directors — Conflicts of interest” on page 11, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. In addition, conflicts of interest may arise because our officers and directors are not required to commit their full time to our affairs, and, as described in “Management — Conflicts of Interest” on page 133, certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified its target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected. For more details on related risks, see the sections titled “Risk Factors — Risks Associated with Our Business and Securities — The financial and personal interests of our sponsor, officers and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination” on page 49, “Risk Factors — Risks Associated with Our Business and Securities — We may acquire a target business that is affiliated with our sponsor, officers and directors or their affiliates” on page 51, “Risk Factors — Risks Associated with Our Business and Securities — We are not required to obtain a fairness opinion unless our board is unable independently determine the fair market value of the target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view” on page 51, “Risk Factors — Risks Associated with Our Business and Securities — Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous” on page 52, “Risk Factors — Risks Associated with Our Business and Securities — Our officers and directors will allocate their time to other businesses, including those that are similar in nature to ours, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination” on page 48 and “Risk Factors — Risks Associated with Our Business and Securities — Certain of our officers and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented” on page 49 and “Risk Factors — Risks Associated with Our Business and Securities — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented” on page 48.

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Indemnity:

In the event of the liquidation of the trust account, sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by our company for services rendered or contracted for or products sold to our company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share; provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risk Factors Summary

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business— Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these, and the other risks set forth in the sections entitled “Risk Factors” beginning on page 36 of this prospectus.

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks include, but are not limited to, the following:

Risks Associated with Our Business and Securities

●	We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Please see page 36 for more information.

●	If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, before receiving liquidation distributions. Please see page 36 for more information.

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●	Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations. Please see page 36 for more information.

●	In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our amended and restated memorandum and articles of association or other governing instruments in a manner to make it easier for us to complete our initial business combination, which our shareholders may not support. Please see page 37 for more information.
●	The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders. Please see page 38 for more information.

●	Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings. Please see page 38 for more information.

●	We face competition in finding an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target. Please see page 38 for more information.

●	Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited. Please see page 38 for more information.

●	You will not be entitled to protections normally afforded to investors of blank check companies. Please see page 39 for more information.

●	We may issue additional ordinary shares or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership. Please see page 41 for more information.

●	We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination. Please see page 44 for more information.

●	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00. Please see page 44 for more information.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them. Please see page 44 for more information.

●	If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities. Please see page 45 for more information.

●	If a public holder fails to receive notice of our offer to redeem our ordinary shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed. Please see page 45 for more information.

●	Our officers and directors will allocate their time to other businesses, including those that are similar in nature to ours, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination. Please see page 48 for more information.

●	Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented. Please see page 48 for more information.

●	Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see page 49 for more information.

●	Past performance by our officers and directors and our sponsor may not be indicative of future performance of an investment in us. Please see page 52 for more information.

●	Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain. Please see page 69 for more information.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss. Please see page 71 for more information.

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Risks Associated with Acquiring and Operating a Business Outside of the United States

●	We may effect a business combination with a company located outside of the United States and, if we do so, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results. Please see page 79 for more information.

●	Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted. Please see page 79 for more information.

●	If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business. Please see page 80 for more information.

●	Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition. Please see page 80 for more information.

●	If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive. Please see page 80 for more information.

●	If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars. Please see page 80 for more information.

●	After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate. Please see page 81 for more information.

●	Currency policies may cause a target business’ ability to succeed in the international markets to be diminished. Please see page 81 for more information.

●	Many of the economies in Asia are experiencing substantial inflationary pressures, which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination. Please see page 81 for more information.

●	Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates. Please see page 81 for more information.

●	If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired. Please see page 82 for more information.

●	Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business. Please see page 82 for more information.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of July 31, 2025
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(165,355)	656,512
Total assets(2)	$(121,227)	60,755,872
Total liabilities(3)	$165,355	699,360
Value of ordinary shares subject to possible redemption(4)	$-	60,000,000
Shareholders’ (deficit) equity(5)	$(44,128)	56,512

(1)	The “as adjusted” calculation includes $800,000 of cash held outside the trust account, plus $44,128 of actual shareholders’ deficit on July 31, 2025, less approximately $99,360 of over-allotment liability.

(2)	The “as adjusted” calculation equals actual shareholder’s deficit of $44,128 as of July 31, 2025, plus $60,000,000 in cash that will be held in trust from the proceeds of this offering and the sale of the private units, plus $800,000 in cash held outside the trust accounts.

(3)	The “as adjusted” calculation equals $600,000 of deferred underwriting commissions, assuming the over-allotment option is not exercised, and $99,360 of over-allotment liability.

(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity.

(5)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share)

If no business combination is completed within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or such later time as our shareholders may approve in accordance with our amended and restated memorandum and articles of association, the proceeds then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive any and all Claims with respect to their insider shares and private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business and Securities

We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 18 months before receiving liquidation distributions.

We will have 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period. Prior to such date, except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region and in any business industry or sector, except that we will not pursue a prospective target company based in or having the majority of its operations in the PRC. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (less any deferred underwriting discounts and taxes payable on interest earned) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

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To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our amended and restated memorandum and articles of association or other governing instruments in a manner to make it easier for us to complete our initial business combination, which our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate a business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, which requires (i) the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives at the applicable general meeting of the Company, or (ii) a unanimous written resolution of all of our shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the shareholders. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or other governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we may seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to provide our public shareholders the right of redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of our public shareholders, our amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem their public shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

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The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

If the market for initial public offerings is limited, we believe there will be more attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We face competition in finding an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target.

In recent years, many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, if there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited.

Certain investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to review and approval by CFIUS. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

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In addition, if our potential initial business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. Immediately after this offering, our sponsor, a British Virgin Islands company that is under the sole control of Mr. Ya Lu Lin, a citizen and resident of Taiwan, and our officers and directors, all of whom are non-U.S. citizens, will collectively own approximately 20% of our issued and outstanding shares (assuming that the Underwriters’ over-allotment option is not exercised and that our sponsor does not purchase additional units or shares). For more information, see “Principal Shareholders.” As a result, we may be considered a “foreign person.” Except as disclosed herein, we and our sponsor have no other substantial ties with a non-U.S. person. However, if CFIUS has jurisdiction over our initial business combination, CFIUS may decide to make inquiries regarding, block, or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. Moreover, the likelihood of a CFIUS inquiry concerning a potential business combination generally tends to be higher if a transaction involves direct or indirect investment from, or a nexus to, the PRC, and any such inquiry may result in delays or complications for a potential business combination.

If we were considered to be a “foreign person,” foreign ownership and control limitations, and the potential impact of CFIUS and similar non-U.S. national security regulators, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination could be limited and we could be adversely affected in terms of competing with other SPACs that do not have similar foreign ownership and control issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive the redemption value per share (as described herein), and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

You will not be entitled to protections normally afforded to investors of other blank check companies subject to Rule 419 of the Securities Act.

Since the net proceeds of this offering and the sale of the private warrants are intended to be used to complete one or more initial business combinations with a target business or businesses that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will be listed on a national securities exchange meeting certain quantitative requirements set out in Rule 3a51-1(a)(2) of the Exchange Act, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our respective initial business combinations than do companies subject to Rule 419.

Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

However, if we are not able to list our ordinary shares on Nasdaq or any other national stock exchange, and if we fail to have net tangible assets in excess of $5,000,000, we may be required to comply with the “penny stock rules” and this could negatively affect the market for our securities and our ability to complete an initial business combination. For a more detailed comparison of this offering to offerings that comply with Rule 419, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

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Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (“PCAOB”) determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2023, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, Nasdaq would delist our securities, including our units, common stocks and rights being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection.

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On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (“SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, Guangdong Prouden CPAs GP, headquartered in Guangzhou, is an independent registered public accounting firm with the PCAOB and is subject to PCAOB’s inspection on a regular basis. As of the date of the prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA. It is unclear when the SEC will complete its rulemaking and when such rules will become effective. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

We may issue additional ordinary shares or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 550 million ordinary shares of a par value of $0.0001 each and 5 million preferred shares of a par value of $0.0001 each. Immediately after this offering, there will be 7,694,100 ordinary shares issued and outstanding (assuming in each case that the Underwriters have not exercised their over-allotment option and the forfeiture of 225,000 ordinary shares) leaving 542,305,900 authorized but unissued ordinary shares, available for issuance, which amount does not take into account ordinary shares reserved for issuance upon exercise of the public warrants or the exercise of the private warrants.

The ordinary shares have the same rights and privileges, subject to anti-dilution adjustments as set forth in our amended and restated memorandum and articles of association, including in certain circumstances in which we issue ordinary shares or equity-linked securities related to our initial business combination. For more information, see “Description of Securities — Ordinary Shares.” Immediately after this offering, there will be no preferred shares issued and outstanding.

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Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares or debt securities, or a combination thereof, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

●	may significantly reduce the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the insider shares resulted in the issuance of additional ordinary shares;

●	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

●	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our ordinary share.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

●	other disadvantages compared to our competitors who have less debt.

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Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

If the net proceeds of this offering and the sale of the private warrants not being held in the trust account are insufficient to allow us to operate for at least the duration of the completion window, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $800,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the duration of the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $541,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $541,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate.

Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $10.00 per share at the option of the lender. Such warrants would be identical to the private warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

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We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash (or purchase in any tender offer) a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, it may not be able to meet such obligation. Therefore, the per-share redemption price from the trust account in such a situation may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims depleted the trust account, we may not be able to return to our public shareholders at least $10.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it were proved that immediately following the date on which the distribution was proposed to be made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our officers and directors, who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of approximately $18,000 and to imprisonment for five years in the Cayman Islands.

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If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased units in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

If a public holder fails to receive notice of our offer to redeem our ordinary shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a public shareholder fails to receive our tender offer or proxy materials, as applicable, such public shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to our public shareholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their public shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its public shares may not be redeemed.

Holders of warrants will not have redemption rights if we are unable to complete an initial business combination within the required period.

If we are unable to complete an initial business combination within the required period and we redeem the funds held in the trust account, the warrants will expire and holders will not receive any of such proceeds with respect to the rights.

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We have no obligation to net cash settle the warrants.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit. Accordingly, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Efficiency, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant. Notwithstanding the foregoing, (a) any amendment to the terms of the private placement warrants shall only require our consent and the holders of a majority of the private placement warrants, (b) we may lower the exercise price of the warrants or extend the duration of the exercise period of the warrants without the consent of the registered holders of the warrants, and (c) we may in our sole discretion and at any time allow or require the exercise of the warrants on a “cashless basis” without the consent of any registered holders.

Our warrant agreement will provide a choice-of-forum provision that may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

However, with respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, our warrant agreement will provide that these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

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This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company and increase a warrant holder’s costs to bring a claim, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we intend to focus our search for target businesses on specific locations and industries as described in this prospectus, we are not limited to those locations and may consummate a business combination with a company in any location or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. Such requirement may limit the type and number of companies with which we may complete such a business combination.

Pursuant to the Nasdaq Stock Market Listing Rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

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The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our officers and directors will allocate their time to other businesses, including those that are similar in nature to ours, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments.

For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account.

We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officer’s and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and its affiliates and our officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other SPACs before we have entered into a definitive agreement regarding our initial business combination.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.

In addition, management team, directors and our sponsor are, and/or may in the future become affiliated with other SPACs or other entities that may have acquisition objectives that are similar to ours. For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

Our management team, directors and our sponsor are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law, no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a director or officer, on the one hand, and the company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a director or officer shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the company or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

For a more detailed description of the pre-existing fiduciary and contractual obligations of our officers and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.”

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Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our amended and restated memorandum and articles of association provide that, the fullest extent permitted by applicable law, no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a director or officer, on the one hand, and the company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a director or officer shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the company or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us.

For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

For a more detailed description of the pre-existing fiduciary and contractual obligations of our officers and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.” Subject to his or her fiduciary duties under Cayman Islands laws, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations or with which he or she are affiliated, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands laws. As such, a potential target business may be presented by our officers and directors to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. As a result, the fiduciary duties or contractual obligations of our officers or directors could result in conflicts of interest when our board evaluates a particular business opportunity and materially affect our ability to complete our initial business combination.

The financial and personal interests of our sponsor, officers and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Pursuant to the letter agreement, our officers and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor. Because of the financial and personal interests described below, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor. Our sponsor has also committed to purchasing from us an aggregate of 194,100 private units (or up to 203,100 private units if the Underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $1,941,000 (or up to $2,031,000 if the Underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor does not purchase additional units or shares, our sponsor will own approximately 1,614,100 ordinary shares immediately after this offering, if the Underwriters’ over-allotment option is not exercised, or 1,848,100 ordinary shares immediately after this offering if the Underwriters’ over-allotment option is fully exercised.

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●	If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officers and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officers and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.018 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s shares trade at or above $1.22 per share. If the over-allotment option is exercised in full, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.015 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s stock trades at or above $1.11 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

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On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares, and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officers and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, private units and their component securities, and shares underlying the warrants included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the warrants part of its private units and these warrants will expire worthless.

●	The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights. For more details, see “Prospectus Summary — The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.”

●	In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

●	Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

●	While our sponsor, officers, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

●	Our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

●	In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers and directors or their affiliates, nor are we prohibited from consummating a business combination where any of our sponsor, officers and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. Unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

●	Our officers and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the Company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

●	Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our officers and directors are not required to commit their full time to our affairs, and certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor.

We may acquire a target business that is affiliated with our sponsor, officers and directors or their affiliates.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our sponsor, officers and directors or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our sponsor, officers and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. These affiliations could cause our officers or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests.

We are not required to obtain a fairness opinion unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless our board is unable to independently determine the fair market value of a target business or businesses or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or other independent entity commonly engaged in rendering valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. Similarly, we are not required to obtain an opinion from an unaffiliated third party confirming that the target business has a fair market value of at least 80% of the balance in the trust account, unless our board is unable to make that determination on its own. While we may elect to obtain a valuation or fairness opinion in connection with any proposed initial business combination, if no such opinion is obtained, our shareholders will be relying solely on the judgment of our board of directors. In making their determination, the board will apply standards generally accepted by the financial community, which will be disclosed in our proxy materials or tender offer documents, as applicable. It should be noted, however, that although our directors bring substantial experience in transactional, financial, and acquisition matters, some of them do not include prior evaluations of blank check companies like ours. Moreover, their personal and financial interests in the transaction may create potential conflicts of interest in analyzing the proposed business combination.

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Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our officers and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the Company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Furthermore, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Past performance by our officers and directors and our sponsor may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with our officers and directors and our sponsor and its affiliates is presented for informational purposes only. Past performance by our officers and directors and our sponsor is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our officers and directors or our sponsor’s respective performance as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. Furthermore, an investment in us is not an investment in our sponsor or its affiliates.

Our letter agreement with our sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, officers and directors contain provisions relating to transfer restrictions of our insider shares and private units, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our insider shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. Through such transfer, or otherwise, our sponsor may remove itself as the sponsor of our company before identifying a potential business combination, which may result in our inability to consummate a business combination.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

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If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of news and analyst coverage for our company; and

●	lack of ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business with a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our public shareholders’ ability to exercise their redemption rights or sell their public shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve a portion of the cash in the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the insider shares results in the issuance of additional ordinary shares at the time of our initial business combination. This may limit our ability to effectuate the most attractive business combination available to us.

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We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a minimum amount of cash at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 18 months, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares and suffer an entire loss on your investment.

Our public shareholders may not have an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct redemptions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

We may not be able to complete our initial business combination within the completion window, in which case we would redeem our public shares.

We may not be able to find a suitable target business and complete our initial business combination within the completion window after the closing of this offering. In recent years, a number of SPACs have liquidated due to an inability to complete an initial business combination within their allotted time periods. Furthermore, our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including the impact of events such as the conflict between Russia and Ukraine and the war between Israel and Hamas. If we have not completed our initial business combination within such time period, we will as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share, or possibly less, and our warrants will expire without value to the holder. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares.

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We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares, and the warrants may be worthless.

We have until the date that is 18 months from the closing of this offering (or 21 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering and $0.033 per public share has been deposited into the trust account for each one-month extension) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. However, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and up to $100,000 for dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the warrants may be worthless.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, and their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, and their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares, rights or warrants in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding and/or increase the likelihood of approval on any matters submitted to the public warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

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In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, officers, and their affiliates were to purchase public shares or warrants from public shareholders after the announcement of our initial business combination, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, and their affiliates may purchase public shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, officers, and their affiliates were to purchase public shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, directors, officers, and their affiliates;

●	the impact, if any, of the purchases by our sponsor, directors, officers, and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, directors, officers, and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please also see “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the Company to complete a business combination. The lack of such a threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

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In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we redeem its public shares into a share of the trust account. Such redemption will be effectuated under Cayman Islands law and our amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to redeem their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, prior to the date set forth in the proxy materials or tender offer document, as applicable. In case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve such business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Investors may not have sufficient time to comply with the delivery requirements for redemption.

Pursuant to our amended and restated memorandum and articles of association, we will be required to give a minimum of only ten (10) calendar days’ notice for each general meeting, except in the case of a shareholder meeting convened in connection with an initial business combination, for which at least twenty (20) calendar days’ notice is required. As a result, if we require public shareholders who wish to redeem their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their public shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time, and you may not be able to sell your securities when you wish to, while other shareholders who did not seek redemption would be able to sell their securities during this time.

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Other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Underwriters

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The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the insider shares, or approximately $0.014 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the insider shares are converted into public shares.

The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $57,000,000 (which is the amount we would have in the trust account for our initial business combination assuming the Underwriters’ over-allotment option is not exercised and following payment of the maximum deferred underwriting commissions), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all insider shares are held by our initial shareholders upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination, such as (i) the value of our public and private warrants, (ii) the trading price of our ordinary shares, (iii) the initial business combination transaction costs (other than the payment of up to $600,000 of deferred underwriting commissions or 5.0% of remaining cash in our trust upon consummation of our initial business combination post redemptions, whichever is greater), (iv) any equity issued or cash paid to the target’s sellers, (v) any equity issued to other third party investors, or (vi) the target’s business itself.

Public shares:	6,000,000
Private shares:	194,100
Insider shares:	1,500,000
Total shares:	7,694,100
Total funds in trust available for initial business combination:	$57,000,000
Public shareholders’ investment per ordinary share(1):	$10.00
Sponsor’s investment per insider share(2):	$0.017
Initial implied value per public share:	$9.50
Implied value per share upon consummation of initial business combination:	$7.41

(1) While the public shareholders’ investment is in both the public shares and the public warrants, for purposes of this table the full investment amount is ascribed to the public shares only.

(2) The total investment in the equity of the Company by the sponsor is $1,966,000, consisting of (i) $25,000 paid by the sponsor for all the insider shares (including those owned by the officers and directors) and (ii) $1,941,000 paid by the sponsor for 194,100 private units. For purposes of this table, the full investment amount is ascribed to the insider shares only.

Based on these assumptions, each ordinary share would have an implied value of approximately $7.41 per share upon completion of our initial business combination, representing an approximately 22.0% decrease from the initial implied value of $9.50 per public share. While the implied value of approximately $7.41 per ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each insider share. At approximately $7.41 per ordinary share, the 1,694,100 ordinary shares that the sponsor would own upon completion of our initial business combination (after automatic conversion of the insider shares) would have an aggregate implied value of approximately $12,316,107. As a result, even if the trading price of our ordinary shares significantly declines, the value of the insider shares held by our sponsor will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our Company even if the trading price of our ordinary shares after the initial business combination is as low as $1.22 per share. As a result, our sponsor is likely to earn a substantial profit on its investment in us upon disposition of its ordinary shares even if the trading price of our ordinary shares declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the insider shares as our public shareholders paid for their public shares.

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This dilution would increase to the extent that the anti-dilution provisions of the insider shares result in the issuance of additional ordinary shares upon conversion of the insider shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the insider shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our ordinary shares.

The issuance of additional private units upon the conversion of potential working capital loans into private units may result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

In order to meet our working capital needs following the consummation of this offering until the completion of an initial business combination, our sponsor, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination, as a result of which up to 300,000 additional ordinary shares may be issued up on the conversion of such loans.

The potential for the issuance of a substantial number of additional shares upon conversion of the loan could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding ordinary shares and reduce the value of our public shares. Accordingly, it may be more difficult for us to effectuate a business combination, and the cost of acquiring the target business may increase. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If to the extent these warrants are exercised, you will experience dilution to your holdings.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officers and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 194,100 private shares (or 203,100 private shares if the overallotment is exercised in full), (iii) 97,050 ordinary shares (or 101,550 ordinary shares if the overallotment is exercised in full) underlying the private warrants included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officers, directors or their affiliates, if any, (v) any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the conversion of such working capital loans may have on the trading market for our ordinary shares.

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Changes in laws, regulations, rules or policies, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements and numerous complex tax laws. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations, rules or policies, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs, which became effective on July 1, 2024 (the “SPAC Rules”), requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor above entitled “Changes in laws, regulations, rules or policies, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations,” the SEC’s adopting release with respect to the SPAC Rules provided guidance describing the extent to which SPACs could become subject to regulation under the Investment Company Act and the regulations thereunder. Whether a SPAC is an investment company will be a question of facts and circumstances. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

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In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts); the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time, (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination. In addition, holders of our warrants would not receive any funds with respect to their warrants, which would expire worthless.

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To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest bearing demand deposit account at a bank until the earlier of the consummation of an initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we will likely receive less interest on the funds held in the trust account than we would have had the trust account remained, as initially invested, such that our public shareholders would receive less upon any redemption or liquidation of the Company than what they would have received had the investments not been liquidated.

The funds to be held in the trust account will, following this offering, be initially held only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts) at a bank. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct Efficiency to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest bearing demand deposit account at a bank until the earlier of the consummation of our initial business combination or our liquidation. Following such liquidation, we will likely receive less interest on the funds held in the trust account than we would earn if the trust account remained invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the investments held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing demand deposit at a bank could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated. If we are unable to complete an initial business combination within the required period and we redeem the public shares for the funds held in the trust account, holders of warrants will not receive any of such funds for their warrants, which will expire worthless.

Notwithstanding the measures set forth above, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed to be an unregistered investment company, in which case we may be required to liquidate. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing demand deposit account or as cash or cash items at a bank, which could further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated. Were we to liquidate the Company, our securityholders would lose the investment opportunity associated with an investment in the target company with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the Federal Deposit Insurance Corporation.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units and the terms of the warrants was negotiated between us and the Underwriters. In determining the size of this offering, management held customary organizational meetings with the Underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the Underwriters believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

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●	prior offerings of those companies;
●	our prospects for acquiring an operating business at attractive values;
●	a review of debt-to-equity ratios in leveraged transactions;
●	our capital structure;
●	an assessment of our management and their experience in identifying operating companies;
●	general conditions of the securities markets at the time of this offering; and
●	other factors, as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or seek recognition and/or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Because we and our sponsor are respectively incorporated under the laws of the Cayman Islands and British Virgin Islands, and all of our officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited.

We and our sponsor are respectively incorporated under the laws of the Cayman Islands and British Virgin Islands. Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Act and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States.

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In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

In addition, it may be difficult for you to effect service of legal process against us, or our officers and directors, who reside outside the United States (namely, Ya Lu Lin, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai). There is currently no statutory enforcement or treaty between the U.S. and the PRC or Taiwan providing for reciprocal recognition and enforcement of judgments of U.S. courts. Foreign judgments obtained in the United States may still be recognized and enforced in the PRC or Taiwan courts through principles for the recognition of foreign judgments under common law. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These constraints may impact both the cost and time associated with legal proceedings in the PRC or Taiwan. For more details, see “Enforceability of Civil Liabilities.” On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Taiwan.

As a result of the above and the added costs and time required for effecting service of process, enforcing a judgment rendered by a U.S. court outside the United States or bringing an original action based on U.S. law in foreign courts, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our company, our sponsor, officers and directors than they would as public shareholders of a United States company.

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After our initial business combination, it is possible that all or a majority of our officers and directors will live outside the United States and all of our assets will be located outside the United States. Therefore, you may experience difficulties in effecting service of legal process, enforcing judgments of U.S. courts, or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or its officers and directors, and you may not be able to enforce federal securities laws or your other legal rights.

After our initial business combination, it is possible that all or a majority of our officers and directors will live outside the United States and all of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the combined company or its officers and directors, or to enforce judgments obtained in U.S. courts against the combined company or its officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where the combined company’s officers and directors reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the combined company or its officers and directors. If the combined company is also incorporated in the Cayman Islands, the risks and uncertainties described in more detail under “— Because we and our sponsor are respectively incorporated under the laws of the Cayman Islands and British Virgin Islands, and all of our officers and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited” also will be applicable.

As a result of the above and the added costs and time required for effecting service of process, enforcing a judgment rendered by a U.S. court outside the United States or bringing an original action based on U.S. law in foreign courts, public shareholders may have more difficulty in protecting their interests in the face of actions taken by the combined company or its officers and directors than they would as public shareholders of a United States company.

If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination.

On August 16, 2022, the Inflation Reduction Act of 2022 became law in the United States, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases of shares by publicly traded domestic corporations, including United States corporations and certain non-U.S. corporations treated as “surrogate foreign corporations”. The excise tax will apply to share repurchases occurring on or after January 1, 2023. The amount of the excise tax payable is generally 1% of the fair market value of the shares repurchased at the time of the repurchase, subject to certain exceptions and limitations. On April 9, 2024, the U.S. Department of the Treasury (the “U.S. Treasury”) issued proposed regulations relating to payment of excise tax, which may generally be relied upon by taxpayers until the regulations are finalized.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares, absent any regulations and other additional guidance that may be issued in the future with retroactive effect.

However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation, in which case it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to the proposed regulations from the U.S. Treasury, redemptions in complete liquidation of the Company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the structure of the initial business combination, the extent to which such redemptions could be treated as dividends and not repurchases, and the content of any final regulations and other additional guidance from the U.S. Treasury that may be issued and applicable to the redemptions. Issuances of shares by a repurchasing corporation in a year in which such corporation repurchases shares may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the shareholders from which shares are repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with an initial business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

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Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro-forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“U.S. GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if within a three-year period, we issue non-convertible debt exceeding $1.0 billion or generate revenues exceeding $1.235 billion, or if we have been a public company for at least 12 months and the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act. We have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make a comparison of our financial statements with another public company (which is neither an emerging growth company nor an emerging growth company opting out of using the extended transition period) difficult or impossible because of the potential differences in accountant standards used. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive due to the reduced disclosure requirements applicable to us, there may be a less active trading market for our shares, and our share price may become more volatile.

An investment in this offering may involve adverse U.S. federal income tax consequences to U.S. investors.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For example, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation—U.S. Federal Income Tax Considerations—General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. Furthermore, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary share and the one-half of a warrant to purchase one ordinary share included in each unit could be challenged by the IRS or courts. Finally, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. See the section titled “Taxation—U.S. Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

We have also not sought a ruling from the IRS as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (i) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (ii) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the “Taxation—U.S. Federal Income Taxation—General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception. Depending on the particular circumstances, the application of the start-up exception depends on the facts and circumstances and is subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. In addition, our PFIC status for any taxable year will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain various elections available to reduce the impact of a PFIC security, but there can be no assurance that we will timely provide such required information, to make such elections. See “Taxation—U.S. Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules” for details. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

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Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in or transfer by way of continuation to a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We currently do not intend to make any cash distributions to shareholders to pay taxes in connection with our initial business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state and local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

The management following a business combination may be unfamiliar with the laws and regulations applicable to a U.S. public company, which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company, and the management of the target business at the time of the business combination will remain in place. We cannot assure you that the management of the target business will be familiar with the laws and regulations applicable to a U.S. public company. If the management following a business combination is unfamiliar with these laws and regulations, they may have to expend time and resources becoming familiar with such laws and regulations. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect the operations of the combined company.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by extraordinary events and the status of debt and equity markets.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by extraordinary events and the status of debt and equity markets. For example, the outbreak of the COVID-19 coronavirus over the past years resulted in a widespread health crisis, which has materially and adversely affected the economies and financial markets worldwide. Going forward, the continued concerns relating to COVID-19 or the occurrence of other extraordinary events, such as natural disasters and unusual weather conditions, power outages, pandemic outbreaks, terrorist acts, and global political events, may restrict travel, limit our ability to have meetings with potential investors, delay the negotiation among relevant parties, or lead to a prolonged economic downturn. If the disruptions posed by these extraordinary events or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. Furthermore, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing, which, in turn, may be impacted by the occurrence of any extraordinary events.

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We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability. We face risks related to the Russian invasion of Ukraine, the ongoing Israel-Hamas conflict and any other conflicts that may arise on a global or regional scale which may adversely affect the business and results of operations of the post-combination entity.

U.S. and global markets are experiencing volatility and disruption following the recent escalation of geopolitical tensions, such as the military conflict between Russia and Ukraine. On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries.

Further, the Russian Federation’s cyberattacks and other action may impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation. In addition, the ongoing conflict between Israel and Hamas that broke out in October 2023 could also disrupt the world economy and increase trade tensions. The conflict could lead to fluctuations in energy prices and affect the macroeconomic policies of the major economies. Economic activities related to this region could also be adversely impacted.

It is uncertain if the post-combination entity’s business, operation, or financial conditions could be materially impacted in the event of a downturn in the worldwide economy resulting from the Russian invasion of Ukraine, the ongoing Israel-Hamas conflict and other conflicts with a global impact. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

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Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with the implementation by the directors of, following a shareholder vote, an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity, and (iii) the redemption of our public shares if we have not consummated an initial business within 18 months from the closing of this offering, subject to applicable law and as further described herein. Public shareholders who redeem their ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 18 months from the closing of this offering, with respect to such ordinary shares so redeemed. In no other circumstances will any public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

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The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause fail to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account to redeem such larger number of shares or arrange for additional third-party financing. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the insider shares results in the issuance of additional ordinary shares at the time of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

If we seek shareholder approval of our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor, which will own approximately 20% of our issued and outstanding shares immediately after this offering (excluding the private placement shares included in the private units and assuming that the Underwriters’ over-allotment option is not exercised and that our sponsor does not purchase additional units or shares), has agreed to (i) vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) and (ii) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer). As a result, if we seek shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company, we could need as little as 229,426 of our public shares (or approximately 3.82% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only the minimum number of shares representing a quorum is present and voted at such meeting, that the over-allotment option is not exercised, and that our sponsor does not purchase any units in this offering or units or shares in the after-market).

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If we seek shareholder approval of our business combination, our sponsor, officers, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officers, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officers, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officers, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates” for a description of how our sponsor, officers, directors, or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. Under the Nasdaq Capital Market’s continued listing rules, we are required to have at least 500,000 shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10 percent of the total shares outstanding, and the market value of such shares must be at least $1 million. If the combined company were to seek listing on the Nasdaq Capital Market, it must have at least 1,000,000 shares that are (i) not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10 percent of the total shares outstanding and (ii) are not subject to resale restrictions for any reason, and the market value of such shares must be at least $5 million under the “Net Income Standard” or $15 million under the “Equity Standard” or the “Market Value of Listed Securities Standard.”

There is no limit on the number of shares our sponsor, officers, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officers, directors, or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

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It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officers, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, in the event our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officers, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officers, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, officers, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

○	the amount of our securities purchased outside of the redemption offer by our sponsor, officers, directors, or their affiliates, along with the purchase price;

○	the purpose of the purchases by our sponsor, officers, directors, or their affiliates;

○	the impact, if any, of the purchases by our sponsor, officers, directors, or their affiliates on the likelihood that the business combination transaction will be approved;

○	the identities of our security holders who sold to our sponsor, officers, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officers, directors, or their affiliates; and

○	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash unless we seek shareholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

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We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and expenses, and to complete our initial business combination.

Of the net proceeds of this offering, $800,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements and cover expenses. Especially if the over-allotment option is exercised in full, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination or pay our expenses. In such event, we would need to borrow funds from our sponsor, officers, directors or their affiliates to operate or may be forced to liquidate. Our sponsor, officers, directors and their affiliates are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the Underwriters’ over-allotment option is exercised in full) on our redemption.

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Subsequent to the consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not reveal all material issues that may be present inside a particular target business, uncover all material issues through a customary amount of due diligence, or ensure that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and do not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the Underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment, may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue an acquisition opportunity in any business industry or sector. In addition, we will not pursue a prospective target company based in or having the majority of its operations in the PRC. Except for the limitations that a target business has a fair market value of at least 80% of the value of the trust account and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development-stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors, or we will not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment if such opportunity were available in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector that we may consider when contemplating our initial business combination. We may, therefore, be presented with a business combination candidate in an industry unfamiliar to our officers and directors, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

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We will consider a business combination outside of our management’s area of expertise if a business combination target is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination target, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination target. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Our sponsor may receive additional ordinary shares if we issue shares to consummate an initial business combination.

Subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the insider shares are entitled to anti-dilution protection such that, upon the consummation of our initial business combination, the initial shareholders will collectively hold twenty two and two one hundredths per cent (22.02%) of the sum of: (a) the total number of ordinary shares outstanding upon completion of our initial public offering (including any ordinary shares issued pursuant to the Underwriters’ over-allotment option and excluding any ordinary shares underlying the private placement warrants issued to the sponsor); plus (b) all ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination, excluding any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to the sponsor or its affiliates or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of public shares redeemed in connection with our initial business combination.

Underwriters’

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that the target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the Underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

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Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may cause management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may cause management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for multiple reasons, some of which are beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the Underwriters’ over-allotment option is exercised in full) on share redemption, and the warrants will expire worthless.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the combined company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

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Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and, if we do so, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

●	rules and regulations or currency redemption or corporate withholding taxes on individuals;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles than in the United States;

●	inflation;

●	economic policies and market conditions;

●	unexpected changes in regulatory requirements;

●	challenges in managing and staffing international operations;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	protection of intellectual property;

●	employment regulations; and

●	deterioration of political relations with the United States.

We cannot assure you that we will be able to adequately address these additional risks. If we were unable to do so, our operations would suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

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If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

For example, the Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2024 Revision), or the ITC, came into force in the Cayman Islands introducing certain economic substance requirements for Cayman Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the Company itself will be subject to any such requirements prior to any business combination and thereafter the Company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ITC will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

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After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

After our initial business combination, substantially all of our assets may be located in another foreign country and substantially all of our revenue may be derived from our operations in such country. The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many of the economies in Asia are experiencing substantial inflationary pressures, which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

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If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws, regulations, rules or policies forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws, regulations, rules or policies, they would have broad discretion in dealing with such a violation, including, without limitation:

●	levying fines;

●	revoking our business and other licenses;

●	requiring that we restructure our ownership or operations; and

●	requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination, we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to identify or complete an initial business combination;

●	our limited operating history;

●	the success in retaining or recruiting, or changes required in, our officer, key employees or directors following our initial business combination;

●	our ability to obtain additional financing to complete a business combination;

●	the pool of prospective target businesses;

●	the ability of our officers and directors to generate potential investment opportunities;

●	the potential change in control if we acquire one or more target businesses for shares;

●	our public securities’ potential liquidity and trading;

●	regulatory or operational risks associated with acquiring a target business;

●	use of proceeds not held in the trust account;

●	our financial performance following this offering; or

●	the listing or delisting of our securities from Nasdaq or the ability to have our securities listed on Nasdaq following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company incorporated under the laws of the Cayman Islands. The Cayman Islands has a different body of securities laws as compared to the U.S. and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the U.S.

We have been advised by our Cayman Islands legal counsel, Harney Westwood & Riegels, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature

Our sponsor is incorporated under the laws of the British Virgin Islands, and our officers and directors, namely, Ya Lu Lin, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai are located outside the United States. All our assets will be located within the United States after this offering.

Our U.S. agent for service of process is Puglisi & Associates. However, it may be difficult for investors to effect service of process on us or our officers or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us. The majority of our assets may be located outside the United States after our initial business combination.

Cayman Islands

Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.

The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without any re-examination or re-litigation on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be:

(a)	given by a foreign court of competent jurisdiction;

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(b)	imposed on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	final and conclusive;
(d)	not be in respect of taxes, a fine or a penalty, inconsistent with a Cayman Islands judgment in respect of the same matter;
(e)	impeachable on the grounds of fraud; or
(f)	obtained in a manner, or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy).

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Taiwan

Although the “Agreement   on Mutual Legal Assistance in Criminal Matters between the Taipei Economic and Cultural Representative Office and the American Institute in Taiwan” was entered into on March 26, 2002, the mutual legal assistance between the relevant authorities of the United States and Taiwan is limited to the investigation, prosecution, and prevention of offenses, service of process, and proceedings related to criminal matters. As a result, with respect to civil proceedings, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Under Article 402 of the Taiwan Code of Civil Procedure, the foreign civil judgment is generally recognizable under the regime of the Taiwan laws. The enforcement of a final and conclusive judgment of a U.S. court is permissible only when the following requirements are satisfied and a court of Taiwan has approved the enforcement by a judgment:

●	the U.S. court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

●	if the judgment is a default judgment against the debtor as rendered by the U.S. court, (a) the debtor has been duly served in the jurisdiction of the U.S. court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (b) process has been served on the debtor with judicial assistance of the government of Taiwan;

●	the judgment and the U.S. court procedure resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

●	there is mutual recognition between the U.S. and Taiwan, or the courts in the jurisdiction where the U.S. judgment is rendered do not expressly refuse to recognize the validity of the judgments of the courts of Taiwan.

The Supreme Court of Taiwan holds that there is a principle of international mutual recognition revealed by the U.S. Supreme Court precedent. In addition, a large number of U.S. judgments have been approved by Taiwan courts as enforceable within the territory of Taiwan, which could be used as evidence that there is mutual recognition between the U.S. and Taiwan. However, if the U.S. judgment does not meet the first three requirements above, the application to be approved as enforceable in Taiwan may be dismissed by Taiwan courts.

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For the enforcement of a foreign arbitral award in Taiwan, the foreign arbitral award, after an application for recognition has been granted by a court of Taiwan, shall be binding on the parties involved and is enforceable. For the enforcement of a U.S. arbitral award in Taiwan, such award shall not contain any of the following elements:

●	the recognition or enforcement of the arbitral award is contrary to the public order or good morals of Taiwan;

●	the dispute is not arbitrable under the Taiwan laws;

●	the arbitration agreement is invalid as a result of the incapacity of a party according to the law chosen by the parties to govern the arbitration agreement;

●	the arbitration agreement is null and void according to the law chosen to govern said agreement or, in the absence of choice of law, the law of the country where the arbitral award was made;

●	a party is not given proper notice whether of the appointment of an arbitrator or of any other matter required in the arbitral proceedings, or any other situations which give rise to lack of due process;

●	the arbitral award is not relevant to the subject matter of the dispute covered by the arbitral agreement or exceeds the scope of the arbitration agreement, unless the offending portion can be severed from and not affect the remainder of the arbitral award;

●	the composition of the arbitral tribunal or the arbitration procedure contravenes the arbitration agreement or, in the absence of an arbitration agreement, the law of the place of the arbitration;

●	the arbitral award is not yet binding upon the parties or has been suspended or revoked by a competent court; or

●	the U.S. or its laws governing the arbitral award does not recognize arbitral awards of Taiwan.

According to the existing and valid Sino-American Treaty of Friendship, Commerce and Navigation, which was entered into between the United States and Taiwan, “[i]n the case of any controversy susceptible of settlement by arbitration, which involves nationals, corporations or associations of both High Contracting Parties and is covered by a written agreement for arbitration, such agreement shall be accorded full faith and credit by the courts within the territories of each High Contracting Party, and the award or decision of the arbitrators shall be accorded full faith and credit by the courts within the territories of the High Contracting Party in which it was rendered, provided the arbitration proceedings were conducted in good faith and in conformity with the agreement for arbitration.” This treaty implies that the United States and Taiwan mutually recognize arbitral awards made in each other’s territory or under the laws of each other. In addition, many arbitral awards have been made in the U.S. or under U.S. laws and are recognized by Taiwan courts, which supports the enforceability of U.S. arbitral awards in Taiwan. However, if a U.S. arbitral award has one of the preceding elements, the application to be recognized as enforceable in Taiwan may be dismissed by Taiwan courts.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private units, will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds from offering(1)	$60,000,000.00	$69,000,000.00
Gross proceeds from private placement	1,941,000.00	2,031,000.00
Total gross proceeds	$61,941,000.00	71,031,000.00
Estimated offering expenses(2)
Underwriting commission of 2.0% of gross proceeds from the offering (excluding the deferred portion)(3)	$1,200,000.00	$1,380,000.00
Underwriter expenses(7)	120,000.00	120,000.00
Legal fees and expenses	240,000.00	240,000.00
Nasdaq initial application fee	80,000.00	80,000.00
SEC/FINRA Expenses	21,413.90	21,413.90
Printing and road show expenses	15,000.00	15,000.00
Accounting fees and expenses	50,000.00	50,000.00
Miscellaneous expenses(4)	14,586.10	14,586.10
Reimbursement by Underwriters(8)	(600,000.00)	(690,000.00)
Total offering expenses (excluding deferred underwriting commissions)	$1,141,000.00	$1,231,000.00
Net proceeds of the offering and private placement	$60,800,000	$69,800,000
Held in trust(3)	$60,000,000	$69,000,000
% of public offering size	100%	100%
Not held in trust(2)	800,000	800,000

The following table sets forth the use of the estimated $800,000 of net proceeds not held in the trust account.(5)

Use of net proceeds not held in trust(5)(6)	Amount	% of Total
Legal, accounting, DD, travel and other expenses related to any business combination	$300,000	37.50%
Legal and accounting fees related to regulatory reporting obligations	120,000	15.00%
Director and officer (“D&O”) insurance fee	150,000	18.75%
Payment of administrative fee to the sponsor $10,000 per month until the closing of our initial business combination or our liquidation	180,000	22.50%
Other miscellaneous expenses	50,000	6.25%
Total	$800,000	100.00%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	A portion of the offering expenses have been paid from the proceeds of a loan from our sponsor of up to $350,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $800,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

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(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. Based upon current interest rates, we estimate that the interest earned on the trust account will be approximately $2,700,000 per year; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 4.5% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans, and such terms will be subject to the approval of our audit committee. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account
(6)	The amount of proceeds not held in the trust account will remain constant at $800,000 even if the over-allotment is exercised.
(7)

Amount shown as underwriting commission and expenses does not include the fees payable to ARC Group Limited, an affiliate of ARC Securities Group LLC, by our sponsor. For financial advisory services provided by ARC Group Limited in connection with this offering, our sponsor has paid ARC Group Limited fees of $100,000 and further agreed to pay ARC Group Limited a fee of up to $100,000 and reimburse certain of ARC Group Limited’s expenses in an amount not to exceed $10,000, which shall be payable upon the closing of this offering.

(8)	Pursuant to the terms of the Underwriting Agreement, in furtherance of this offering and without any additional consideration, the Underwriters have agreed to reimburse certain of our offering expenses which will be deducted from the $1,200,000 underwriting commission (excluding the deferred underwriting commission).

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $60,000,000 (or $69,000,000 if the Underwriters’ over-allotment option is exercised in full), will, upon the consummation of this offering, be placed in a U.S.-based trust account with J.P. Morgan Chase Bank, N.A., with Efficiency acting as trustee. The funds in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes, if any.

Our sponsor has agreed to purchase an aggregate of 194,100 private units at a price of $10.00 per private unit ($1,941,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has further agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 203,100 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases totaling $60,000,000, or $69,000,000 if the over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private units will be placed in an account at J.P. Morgan Chase Bank, N.A. in the United States established and maintained by Efficiency.

Pursuant to the investment management trust agreement that will govern the investment of such funds, the funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance the operations of the target business.

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Other than the payments set forth in “Prospectus Summary – The Offering – Limited payments to insiders,” our sponsor, officers and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

Without the exercise of the over-allotment option, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $800,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officers and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us (excluding taxes payable on the interest earned on the trust account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our officers and directors, but they are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities were to reduce the amount available to us in trust necessary to pay all holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to redeem their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

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DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units and assuming our sponsor does not purchase additional units or shares in this offering). Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the units included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets, less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

As of July 31, 2025, our net tangible book deficit was $165,355, or approximately $(0.10) per share of insider shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed the number of ordinary shares included in the units offered hereby will be deemed to be 6,000,000 ordinary shares, and the price per share in this offering will be deemed to be $10.00. After giving effect to the sale of 6,000,000 ordinary shares included in the units we are offering by this prospectus (or 6,900,000 ordinary shares if the Underwriters’ over-allotment option is exercised in full), the sale of the private units and estimated expenses of this offering, our pro forma net tangible book value at July 31, 2025, would have been $56,512 or $0.03 per share (or $65,872 or $0.03 per share if the Underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value of $0.13 per share (or $0.13 per share if the Underwriters’ over-allotment option is exercised in full) to the initial shareholders and an immediate dilution of 99.7% per share or $9.97 (or 99.7% or $9.97 per share if the Underwriters’ over-allotment option is exercised in full) to new investors not exercising their redemption/tender rights.

The following table illustrates the difference between the public offering price per unit and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option:

As of July 31, 2025
Offering Price of $10.00	25% Redemption (assumes 1,500,000 or 1,725,000 public shares redeemed)		50% Redemption (assumes 3,000,000 or 3,450,000 public shares redeemed)		75% Redemption (assumes 4,500,000 or 5,175,000 public shares redeemed)		100% Redemption (assumes 6,000,000 or 6,900,000 public shares redeemed)
Adjusted NTBVS	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price	Adjusted NTBVPS	Difference between Adjusted NTBVPS and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.51	$7.03	$2.97	$6.23	$3.77	$4.69	$5.31	$0.03	$9.97
Assuming No Exercise of Over-Allotment Option
$7.49	$7.01	$2.99	$6.21	$3.79	$4.67	$5.33	$0.03	$9.97

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The following tables illustrate the dilution to the public shareholders on a per-share basis:

Assumes Full Exercise of Over-Allotment Option

	No Redemptions	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
NTBV per share before this offering	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Increase attributable to this offering and private placement	7.61	7.13	6.33	4.79	0.13
Pro forma NTBV after this offering	7.51	7.03	6.23	4.69	0.03
Dilution to public shareholders	$2.49	$2.97	$3.77	$5.31	$9.97
Percentage of dilution to public shareholders	24.90%	29.70%	37.70%	53.10%	99.70%

Assuming No Exercise of Over-Allotment Option

	No Redemptions	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
NTBV per share before this offering	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Increase attributable to this offering and private placement	7.59	7.11	6.31	4.77	0.13
Pro forma NTBV after this offering	7.49	7.01	6.21	4.67	0.03
Dilution to public shareholders	$2.51	$2.99	$3.79	$5.33	$9.97
Percentage of dilution to public shareholders	25.10%	29.90%	37.90%	53.30%	99.70%

The pro forma NTBV per share after this offering for each of the redemption scenarios is calculated as follows:

Assuming Full Exercise of Over-Allotment Option

As of July 31, 2025
	Scenario A 25% Redemptions(1)	Scenario B 50% Redemptions(2)	Scenario C 75% Redemptions(3)	Scenario D 100% Redemptions(4)
*The pro forma net tangible book value per share after the offering is calculated as follows

Numerator:
Net tangible book value before this offering	$(165,355)	$(165,355)	$(165,355)	$(165,355)
Net proceeds from this offering and sale of the private units, net of expenses(9)	6,980,000	6,980,000	6,980,000	6,980,000
Plus: Offering costs accrued in advance, excluded from tangible book value	121,227	121,227	121,227	121,227
Less: Deferred underwriting commissions	(2,587,500)	(1,725,000)	(862,500)	(690,000)
Less: Proceeds held in trust subject to redemption (10)	(17,250,000)	(34,500,000)	(51,750,000)	(69,000,000)
	$49,918,372	$33,530,872	$17,143,372	$65,872

Denominator:

Ordinary shares issued and outstanding prior to this offering	1,725,000	1,725,000	1,725,000	1,725,000
Ordinary shares included in the public units offered	6,900,000	6,900,000	6,900,000	6,900,000
Ordinary shares included in the private units	203,100	203,100	203,100	203,100
Less: Ordinary shares subject to redemption	(1,725,000)	(3,450,000)	(5,175,000)	(6,900,000)
	7,103,100	5,378,100	3,653,100	1,928,100

(1)	The numbers set forth in this column assume that 1,725,000 public shares, or 25% of 6,900,000 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 3,450,000 public shares, or 50% of 6,900,000 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 5,175,000 public shares, or 75% of 6,900,000 public shares, are redeemed.
(4)	The numbers set forth in this column assume that 6,900,000 public shares or 100% of 6,900,000 public shares are redeemed.

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Assuming No Exercise of Over-Allotment Option

As of July 31, 2025
	Scenario A 25% Redemptions(5)	Scenario B 50% Redemptions(6)	Scenario C 75% Redemptions(7)	Scenario D 100% Redemptions(8)
*The pro forma net tangible book value per share after the offering is calculated as follows

Numerator:
Net tangible book value before this offering	$(165,355)	$(165,355)	$(165,355)	$(165,355)
Net proceeds from this offering and sale of the private units, net of expenses(9)	6,080,000	60,800,000	60,800,000	60,800,000
Plus: Offering costs accrued in advance, excluded from tangible book value	121,227	121,227	121,227	121,227
Less: Deferred underwriting commissions	(2,250,000)	(1,500,000)	(750,000)	(600,000)
Less: Over-allotment liabilities	(99,360)	(99,360)	(99,360)	(99,360)
Less: Proceeds held in trust subject to redemption (10)	(15,000,000)	(30,000,000)	(45,000,000)	(60,000,000)
	$43,406,512	$29,156,512	$14,906,512	$56,512

Denominator:

Ordinary shares issued and outstanding prior to this offering	1,500,000	1,500,000	1,500,000	1,500,000
Ordinary shares included in the public units offered	6,000,000	6,000,000	6,000,000	6,000,000
Ordinary shares included in the private units	194,100	194,100	194,100	194,100
Less: Ordinary shares subject to redemption	(1,500,000)	(3,000,000)	(4,500,000)	(6,000,000)
	6,194,100	4,694,100	3,194,100	1,694,100

(5)	The numbers set forth in this column assume that 1,500,000 public shares, or 25% of 6,000,000 public shares, are redeemed.
(6)	The numbers set forth in this column assume that 3,000,000 public shares, or 50% of 6,000,000 public shares, are redeemed.
(7)	The numbers set forth in this column assume that 4,500,000 public shares, or 75% of 6,000,000 public shares, are redeemed.
(8)	The numbers set forth in this column assume that 6,000,000 public shares, or 100% of 6,000,000 public shares are redeemed.
(9)	Expenses applied against gross proceeds include offering expenses of $1,141,000. See “Use of Proceeds.”
(10)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates.”

In addition to the potential dilution reflected in the table above, there are several material sources of future dilution that may occur following this offering. For example, prior to, in connection with, or after our initial business combination, we may issue additional ordinary shares or other equity securities to raise capital, to fulfill our obligations under working capital loans that we may obtain from our sponsor, officers, directors or their affiliates (should the lender elect to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit), or under an employee incentive plan that is intended to attract and retain management, employees and advisors. The issuance of additional ordinary or other equity securities may significantly dilute the equity interest of investors in this offering. If such issuances are made at prices below the market value or net tangible book value of our shares at the time of issuance, the equity interest of investors in this offering will be further diluted.

The following table sets forth information (i) with respect to our sponsor, which holds our insider shares and the private units, and the public shareholders, and (ii) that was used determine the net tangible book value per share, as presented in this section:

	Shares Purchased		Total Consideration		Average Price per
Holder	Number	Percentage	Amount	Percentage	Share
Insider Shares(1)	1,500,000	19.50%	$25,000	0.04%	$0.017
Private Units(2)	194,100	2.52%	$1,941,000	3.13%	$10.00
Public Shareholders	6,000,000	77.98%	$60,000,000	96.83%	$10.00
Total	7,694,100	100.00%	$61,966,000	100.00%

(1)	Assumes no exercise of the Underwriters’ over-allotment option and the corresponding forfeiture of 225,000 insider shares held by our sponsor.

(2)	Includes 194,100 private units purchased by our sponsor in a private placement simultaneously with the closing of this offering.

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CAPITALIZATION

The following table sets forth our capitalization at July 31, 2025, and as adjusted to give effect to the sale of our 6,000,000 units in this offering for $60,000,000 (or $10.00 per unit) and the sale of 194,100 private units for $1,941,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:

	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$600,000
Over-allotment liabilities	—	99,360
Notes payable(2)	154,791	—
Ordinary shares, subject to redemption, 0 and 6,000,000 shares which are subject to possible redemptions, actual and as adjusted, respectively(3)	—	60,000,000
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding, actual and adjusted	—	—
Ordinary shares, $0.0001 par value, 550,000,000 of shares authorized, 1,725,000 issued and outstanding (actual) and 1,694,100 shares issued and outstanding (excluding 6,000,000 shares subject to redemption) (as adjusted) (4)(5)(6)	173	169
Additional paid-in capital	24,827	—
Subscription receivable	(25,000)	—
Accumulated deficit	(44,128)	56,343
Total shareholders’ deficit (equity)	$(44,128)	$56,512
Total capitalization	$110,663	$60,755,872

(1) Assumes the full forfeiture of 225,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the Underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account.

(2) Our sponsor has agreed to loan us or pay expenses on our behalf up to $350,000 represented by an unsecured promissory note, which funds shall be used for a portion of the expenses of this offering. As of July 31, 2025, we received advances of $154,791 which amount will be subsumed into the note.

(3) Represents net proceeds allocated to the public shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contains redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accreted at redemption value.

(4) All of the 6,000,000 ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 6,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments, the initial carrying value of our ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(5) Actual share amount is before any forfeiture of up to 225,000 insider shares by our sponsor and as adjusted amount assumes no exercise of the Underwriters’ over-allotment option plus the sale of the private units.

(6) On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location, except that we will not pursue a prospective target company based in or having the majority of its operations in the PRC. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional ordinary shares or preferred shares:

●	may significantly reduce the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the insider shares resulted in the issuance of additional ordinary shares;

●	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

●	could cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

●	our inability to pay dividends on our ordinary shares, if declared;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $350,000 in promissory notes from our sponsor ($154,791 of which has been drawn down on July 31, 2025).

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private units for an aggregate purchase price of $1,941,000 (or $2,031,000 if the over-allotment option is exercised in full), after deducting offering expenses, including underwriting commissions of $600,000 (or $690,000 if the Underwriters’ over-allotment option is exercised in full), will be $60,800,000 (or $69,800,000 if the Underwriters’ over-allotment option is exercised in full). $60,000,000 (or $69,000,000 if the Underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be held only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts) at a bank. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct Efficiency to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest bearing demand deposit account at a bank until the earlier of the consummation of our initial business combination or our liquidation. The remaining approximately $800,000 (whether or not the over-allotment option is exercised) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $541,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $541,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

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Over the next 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

●	$310,000 of expenses for legal, accounting, due diligence, travelling and others related to any business combination;

●	$270,000 of expenses for legal and accounting related to regulatory reporting obligations;

●	$180,000 of administrative fee to the sponsor;

●	$150,000 of expenses for D&O insurance; and

●	$50,000 for other miscellaneous expenses.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor.

Our sponsor has committed to purchasing from us an aggregate of 194,100 private units at $10.00 per private unit (for a total purchase price of $1,941,000. Our sponsor has also agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 203,100 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds from the offering) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

Our sponsor has agreed, commencing from the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, to make available to us certain general and administrative services, including office space, utilities and secretarial and administrative support, as we may require from time to time. We have agreed to pay our sponsor $10,000 per month for these services until the closing of our initial business combination or our liquidation. No administrative service expense had been paid for the period from June 24, 2025 (inception) through July 31, 2025.

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Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our sponsor, officers, directors or their respective affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 - Compensation - Stock Compensation.

Pursuant to a registration rights agreement we will enter into with our sponsor prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Controls and Procedures

We are not currently required to certify the effectiveness of our internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

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●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and do not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of our officers’ compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

General

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on June 24, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period.

In June 2025, Mr. Shang Ju Lin, the brother of Mr. Lin who is the sole director of our sponsor and our chief executive officer and director, founded MilunaC Technology Limited, the sponsor of Miluna Acquisition Corp (“MMTX”). MMTX is a similarly sized blank check company formed for purposes substantially similar to those of our Company. Mr. Shang Ju Lin also serves as chief executive officer and director of MMTX, and our independent directors concurrently serve as independent directors of MMTX. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. As of the date of this prospectus, MMTX has not yet identified a target for a potential business combination.

In addition, there are no contractual agreements between us, MMTX, our sponsor or its member, or MMTX’s sponsor and its member, regarding allocation of opportunities among us and MMTX. To the extent that our sponsor or any other entity or person affiliated with our sponsor becomes aware of a potential acquisition opportunity, such person or entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether us or MMTX would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies (if different) compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

Business Strategy

Our search for a prospective target business will not be limited to any specific geographic region, except that we will not pursue a target company that is based in, or has the majority of its operations in, the PRC. To date, our activities have been limited to organizational matters and preparations related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination in any industry or sector.

Of the proceeds we will receive from this offering and the sale of the private units, $60,000,000, or $69,000,000 if the Underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100% of the gross proceeds of the offering in either case), will be deposited into a United States-based trust account established by J.P. Morgan Chase Bank, N.A. and maintained by Efficiency acting as trustee. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Competitive Advantage

Our competitive advantage stems from the extensive professional experience and diverse expertise of our leadership team. Their collective backgrounds in blockchain technology, investment management, product development, and financial operations equip us with a unique ability to identify and capitalize on innovative opportunities while maintaining operational and financial discipline.

The team’s proven track record in navigating complex markets, executing public listings, and driving technological advancements ensures a strong foundation for growth. Coupled with their global perspective and cross-border expertise, we are well-positioned to access proprietary opportunities and implement differentiated strategies that deliver sustainable, long-term value.

Under the skilled leadership of our management team, we are equipped to execute value-accretive strategies, optimize operational efficiency, and create meaningful shareholder returns, ensuring our position as a leader in a rapidly evolving market.

Additionally, our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

We believe that the robust platform, resources, and expertise of our management team and sponsor provide us with broad opportunities to identify high-quality target businesses. However, there is no assurance that our management team will remain with the company following an acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Moreover, despite the competitive advantages we believe we possess, we will face significant competition in identifying and executing a business combination, which may also impact the attractiveness of the acquisition terms that we are able to negotiate with potential targets.

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Opportunity and Acquisition Target Criteria

Our approach to investment and acquisition is guided by a disciplined and strategic framework designed to identify and capitalize on high-potential opportunities. We focus on acquisition targets that exhibit strong growth potential, operational efficiency, and the ability to thrive within rapidly evolving industries. Ideal candidates are businesses with established market positions, scalable operations, and clear competitive advantages, which can benefit from enhanced strategic oversight and operational optimization post-acquisition.

We prioritize entities where our leadership team’s expertise in financial governance, technological innovation, and market strategy can unlock significant value through improved efficiencies, profitability, and strategic growth initiatives.

By conducting comprehensive due diligence and rigorous financial analysis, we ensure that each acquisition aligns with our investment principles, mitigates risks, and creates sustainable value for stakeholders. This disciplined process supports our commitment to delivering long-term growth and superior shareholder returns.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In addition, there are no contractual agreements between us, MMTX, our sponsor or its member, or MMTX’s sponsor and its member, regarding allocation of opportunities among us and MMTX. To the extent that our sponsor or any other entity or person affiliated with our sponsor becomes aware of a potential acquisition opportunity, such person or entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether us or MMTX would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies (if different) compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

Our Sponsor, Officers and Directors

Our sponsor is a British Virgin Islands company limited by shares, which was recently formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under British Virgin Islands law and other applicable law, our sponsor’s business is focused on investing in our company. Mr. Ya Lu Lin, a citizen and resident of Taiwan is the sole shareholder and director of our sponsor, owning 100% of the outstanding share capital of our sponsor, and has the sole voting and dispositive power of the shares held by the sponsor. Immediately after this offering, our sponsor will beneficially own 1,614,100 or 20.98% of our issued and outstanding shares (assuming that the Underwriters’ over-allotment option is not exercised and that our sponsor does not purchase additional units or shares). See “— Securities ownership and compensation” below on page 103.

The sponsor, its affiliates and promoters do not have any material roles or responsibilities in directing and managing our company’s activities. In addition, pursuant to the letter agreement, our officers and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor.

Executive officers

Mr. Ya Lu Lin has served as our director and chief executive officer since July 2025. Mr. Lin has extensive experience in technology, product innovation, and business management. Since October 2020, he has served as the co-founder and chief operating officer of Melos Venture Limited, where he led the development of innovative web3 music creation products and achieved over 1 million users within the first year. From March 2019 to April 2021, Mr. Lin was the chief operating officer of Moruiya Technology Limited, a blockchain-based music copyright market ecosystem, where he facilitated collaborations with renowned Golden Melody artists and oversaw the signing of 59 music pieces. Prior to that, Mr. Lin held various leadership roles at Handsfull Technology Corp from June 2008 to October 2020, including serving as the executive manager from June 2018 to October 2020, where he managed cross-border teams, streamlined operations, and drove new product launches. From May 2003 to June 2008, Mr. Lin also served as a director at Vako International Inc in Toronto, Canada, leading a retail distribution venture and collaborating with major retailers such as Hudson Bay Company, Staples, Best Buy, and Fry’s Electronics. Mr. Lin earned a Bachelor of Science in Joint Computing and Mathematics from Imperial College London in August 2001 and a diploma in Financial Report Analysis and Enterprise Evaluation from National Taiwan University in July 2010. We believe Mr. Lin’s extensive experience in technology, product innovation, and executive leadership qualifies him to serve on our board of directors.

Mr. Robert Edward Mikkelsen has served as our chief financial officer and director since July 2025. Mr. Mikkelsen brings over two decades of experience in accounting, finance, and operations, with a proven track record of leadership in diverse industries including cybersecurity, cannabis, and professional services. Since 2023, Mr. Mikkelsen has served as the chief executive officer and chief financial officer of Tego Cyber Inc, an early-stage cybersecurity SaaS solution company, where he has focused on leading the company’s accounting and finance functions, reducing its operating budget by over 50% while increasing overall productivity, negotiating favorable debt extensions, and launching synergistic partnerships. Prior to this, from 2018 to 2023, Mr. Mikkelsen served as the chief financial officer of Item 9 Labs Corp., where he played a pivotal role in growing the company’s monthly revenue from $50,000 to $2 million, spearheaded its transition to becoming an SEC issuer, led fundraising initiatives, and completed over $100 million in mergers and acquisitions. Earlier in his career, from 2015 to 2018, Mr. Mikkelsen founded and served as owner of Mikkelsen CPA, a professional services firm. He provided fractional controller and chief financial officer and services to small and medium-sized businesses, led mergers and acquisitions negotiations and due diligence, and implemented accounting systems to mitigate risks and enhance efficiency. From 2004 to 2014, Mr. Mikkelsen worked at Henry & Horne LLP, where he advanced from a staff auditor to a manager. Mr. Mikkelsen earned a Bachelor of Science in Business Administration, with a focus on Accounting, from the University of Arizona in 2004.

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Independent director nominees

Mr. Luhuan Zhong has served as our independent director since July 2025. He also currently serves as independent director of Miluna, a position he has held since July 2025. Mr. Zhong brings over a decade of experience in finance, auditing and capital markets, with deep expertise in SPAC transactions, initial public offerings, and cross-border investments. Since March 2025, Mr. Zhong has served as chief financial officer of CAEA. CAEA is a blank check company of comparable size, formed for purposes substantially similar to those of our Company. Since February 2025, Mr. Zhong has been the founder and a director of Creekstone Ventures Ltd, a venture capital investment company focused on AI application and hardware, and since February 2021, he has been the chief financial officer of FSHP, a blank check company. From August 2022 to March 2025, Mr. Zhong served as the managing director at Hony Capital, where he was responsible for launching an AI-focused investment initiative. Before that, from February 2022 to August 2022, Mr. Zhong led the initial public offering and corporate finance teams at China International Capital Corporation. From October 2018 to February 2022, Mr. Zhong served as a consultant at various periods in Orisun Acquisition Corp., Greenland Acquisition Corporation, Longevity Acquisition Corporation, Venus Acquisition Corporation, and Golden Path Acquisition Corporation. Mr. Zhong holds a Master of Arts in Finance from the Stern School of Business of New York University in 2013 and from University of Technology, Sydney in 2012, as well as Bachelor’s Degrees in Finance and Law from Macquarie University in 2010. We believe Mr. Zhong’s extensive experience in finance, capital markets, and SPAC transactions qualifies him to serve on our board of directors.

Ms. Ya Ting Lee has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. From July 2024, she works as a SaaS product manager in Damai Internet Co., Ltd, a platform known for its online event ticketing, where she is responsible for planning and optimizing features for restaurants reservation system, enhancing user experience and operational efficiency. From December 2023 to April 2024, Ms. Lee worked as software product manager in FUCO & Ryzo Co., Ltd, a no-code mobile web application platform, where she led optimization projects in a no-code web application platform focusing on search and filtering functionalities. From May 2023 to June 2023, Ms. Lee acted as a SaaS product manager in Adbert Tech Media Co., Ltd, a company focused on SaaS talent management system, where she managed stakeholder and beta client requirements, prioritized features for enterprise pilot phase, and completed product planning for 4 modules within 2 months, with 2 modules tested online. From December 2021 to March 2023, Ms. Lee served as a product manager in Jooca Inc., a mobile app developer, where she managed internal and external stakeholder communication and coordination and acted as project planner to ensure on schedule product delivery. From February 2020 to August 2021, Ms. Lee was a customer success specialist in Foodpanda Taiwan co., Ltd, a food delivery platform, where she conducted qualitive interviews, and developed tailored marketing and sales strategies to increase reginal store orders by roughly 250 per week, and bridged communication between sales and customer service teams. Ms. Lee earned a Bachelor of Arts in Economics from Tunghai University in 2018. We believe Ms. Lee’s diverse experience in product management and technology qualifies her to serve on our board of directors.

Ms. Mei Chi Tsai has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. Since June 2016, Ms. Tsai has acted as financial department manager in Handsfull Technology Corp. Ltd., a company focusing on fund allocation and accounting, where she directs enterprise-wide financial analysis and fund allocation to optimize capital efficiency, delivers profit and loss reports for management decision making, implements internal controls and leads the financial team to ensure compliance with financial regulations. From August 1996 to May 2016, Ms. Tsai worked for Taiyi Precision Co., Ltd. as a department manager, where she oversaw financial analysis and resource allocation across business units, provided enterprise-wide profit and loss analysis to enhance operational efficiency and she also developed KPIs to monitor and improve financial performance. Ms. Tsai earned a Bachelor of Arts in Accounting from Taipei University of Business in 1988. We believe Ms. Tsai’s extensive experience in financial management, accounting, and strategic resource allocation qualifies her to serve on our board of directors.

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Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our officers and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.”

Prior and concurrent SPAC experience

In June 2025, Mr. Shang Ju Lin, the brother of Mr. Lin who is the sole director of our sponsor and our chief executive officer and director, founded MilunaC Technology Limited, the sponsor of Miluna Acquisition Corp (“MMTX”). MMTX is a similarly sized blank check company formed for purposes substantially similar to those of our Company. Mr. Shang Ju Lin also serves as chief executive officer and director of MMTX, and our independent directors concurrently serve as independent directors of MMTX. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. As of the date of this prospectus, MMTX has not yet identified a target for a potential business combination.

Our independent director, Mr. Luhuan Zhong, currently serves as the chief financial officer of FSHP, a Cayman Islands exempted company formed to effect a merger, share exchange, assets acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. Mr. Zhong has held this position since February 2021 and is responsible for overseeing FSHP’s financial operations, owing fiduciary duties to FSHP in that capacity. FSHP completed its $69 million initial public offering on Nasdaq in June 2024. In October 2024, FSHP entered into a merger agreement for a proposed business combination with Great Rich Technologies Limited. That agreement was replaced and superseded in April 2025 by an agreement and plan of merger with Great Future Technology Inc. and GFT Merger Sub Limited. On August 26, 2025, FSHP held an extraordinary general meeting of shareholders to approve an extension fee reduction proposal. In connection with that meeting, holders of 3,837,483 of the 6,900,000 ordinary shares held by public shareholders exercised their redemption rights at a price of approximately $10.47 per share. In addition, Mr. Zhong has served as chief financial officer of CAEA since March 2025. CAEA is a blank check company of comparable size, organized for purposes substantially similar to those of our Company. Mr. Zhong owes fiduciary duties to CAEA in his capacity as its chief financial officer. Additionally, Mr. Zhong has significant prior SPAC consulting experience. He served as a consultant to Venus Acquisition Corporation from February 2021 to December 2022, Golden Path Acquisition Corporation from June 2021 to February 2022, Longevity Acquisition Corporation from October 2019 to February 2021, Orisun Acquisition Corp. from February 2019 to March 2021, and Greenland Acquisition Corporation from October 2018 to October 2019, where he assisted management teams with research, analysis and the execution of business acquisitions.

Securities ownership and compensation

The following table sets forth the payments received or to be received by our sponsor, its affiliates, from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor and its affiliates. The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights and anti-dilution rights described in more detail under “— The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.” These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions and registration rights described under “— Contractual arrangements.”

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Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Lykos International Limited	$10,000 per month until the closing of our initial business combination or our liquidation.	Office space, utilities and secretarial and administrative support.

Lykos International Limited, officers and directors	1,500,000 insider shares(1) if the over-allotment option is not exercised, or 1,725,000 insider shares(1) if the over-allotment option is exercised in full. These shares were issued on June 29, 2025.	$25,000 in the aggregate or $0.017 per share if the over-allotment option is not exercised, or $0.014 per share if the over-allotment option is exercised in full.

Lykos International Limited	194,100 (or 203,100 if the Underwriters’ over-allotment option is exercised in full) private units to be purchased simultaneously with the closing of this offering. In addition, the 97,050 (or 101,550 if the Underwriters’ over-allotment option is exercised in full) private placement warrants included in the private units to be purchased simultaneously with the closing of this offering may be exercised on a cashless basis, along with the public warrants under the terms of the warrant agreement, which could result in material dilution to our public shareholders.	$1,941,000 (or $2,031,000 if the Underwriters’ over-allotment option is exercised in full).

Lykos International Limited	Up to $350,000	Repayment of loans made to us to cover offering related and organizational expenses.

Lykos International Limited, officers, directors, or their respective affiliates	Repayment of working capital loans that our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us from time to time, in whatever amount they deem reasonable in their sole discretion, to finance transaction costs, or the issuance of private units upon the conversion of up to $3,000,000 of such working capital loans.	Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Lykos International Limited, officers, directors, or their respective affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and competing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination.

ARC Group Limited, an affiliate of ARC Group Securities LLC	$200,000 in cash, and up to $10,000 in cash in reimbursement for expenses.	Financial advisory services in connection with this offering, including market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements

(1)	The insider shares are subject to anti-dilution adjustments for share capitalizations, subdivision, combination or similar reclassification or recapitalization of the ordinary shares in issue into a greater or lesser number of shares occurring after the original filing of our amended and restated memorandum and articles of association. In the case that additional ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the initial shareholders’ ownership will be adjusted (unless the holders of a majority of the outstanding insider shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the initial shareholders will maintain, in the aggregate, at least, twenty per cent (20%) of the sum of: (a) the total number of ordinary shares outstanding upon completion of our initial public offering (including any ordinary shares issued pursuant to the Underwriters’ over-allotment option and excluding any ordinary shares underlying the private placement warrants issued to the sponsor); plus (b) all ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination, excluding any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to the sponsor or its affiliates or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of public shares redeemed in connection with our initial business combination or an amendment to our amended and restated memorandum and articles of association.

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Because the insider shares were issued at a nominal price of approximately $0.014 per share, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, the ordinary shares issuable in connection with the conversion of the insider shares may result in material dilution to our public shareholders due to the anti-dilution rights of our insider shares, which may result in an issuance of ordinary shares . In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

Assuming no exercise of the over-allotment option and our sponsor does not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the warrants that are being sold as part of the public units and private units:

	Shares Purchased		Total Consideration		Average Price
Holder	Number	Percentage	Amount	Percentage	per Share
Initial Shareholders	1,500,000	19.50%	$25,000	0.04%	$0.017
Sponsor	194,100	2.52%	$1,941,000	3.13%	$10.00
Public Shareholders	6,000,000	77.98%	$60,000,000	96.83%	$10.00
Total	7,694,100	100.00%	$61,966,000	100.00%

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Assuming the full exercise of the over-allotment option and that our sponsor does not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the warrants that are being sold as part of the public units and private units:

	Shares Purchased		Total Consideration		Average Price
Holder	Number	Percentage	Amount	Percentage	per Share
Initial Shareholders	1,725,000	19.54%	$25,000	0.04%	$0.014
Sponsor	203,100	2.30%	$2,031,000	2.86%	$10.00
Public Shareholders	6,900,000	78.16%	$69,000,000	97.11%	$10.00
Total	8,828,100	100.00%	$71,056,000	100.00%

*	Less than 1%.

The following table illustrates possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table assumes: Scenario A) 25% of our public shares are redeemed, Scenario B) 50% of our public shares are redeemed, Scenario C) 75% of our public shares are redeemed, and Scenario D) 100% of our public shares are redeemed.

As of July 31, 2025
	Without Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D 100% redemptions(4)
Offering price of the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.88	6.10	4.58	0.03
Dilution to public shareholders	$3.12	$3.90	$5.42	$9.97

(1)	The numbers set forth in this column assume that 1,500,000 public shares, or 25% of 6,000,000 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 3,000,000 public shares, or 50% of 6,000,000 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,500,000 public shares, or 75% of 6,000,000 public shares, are redeemed.
(4)	The numbers set forth in this column assume that 6,000,000 public shares, or 100% of 6,000,000 public shares are redeemed.

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As of July 31, 2025
	With Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D 100% redemptions(4)
Offering price of the units	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per share, as adjusted	6.90	6.12	4.61	0.03
Dilution to public shareholders	$3.10	$3.88	$5.39	$9.97

(1)	The numbers set forth in this column assume that 1,725,000 public shares, or 25% of 6,900,000 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 5,750,000 public shares, or 50% of 6,900,000 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 8,625,000 public shares, or 75% of 6,900,000 public shares, are redeemed.
(4)	The numbers set forth in this column assume that 6,900,000 public shares or 100% of 6,900,000 public shares, are redeemed.

Contractual arrangements

Pursuant to a letter agreement with us, our sponsor, officers and directors have agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) to waive any and all right, title, interest or claim of any kind in or to any distribution of the trust account (“Claim”) they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, (iii) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our amended and restated memorandum and articles of association, and (v) to subject their insider shares, private units and their component securities, and shares underlying the warrants included in the private units to the transfer restrictions summarized in the table below.

Our sponsor has agreed to not to transfer, assign or sell any of the insider shares (up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised), except to certain permitted transferees, until the earlier of (i) six months after completion of an initial Business Combination, or (ii) subsequent to an initial business combination, (A) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of an initial business combination or (B) the date the we completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and, if applicable, that our sponsor shall not transfer any private units until 30 days after the completion of an initial business combination.

The private units (including the underlying securities) will not be transferable until 30 days after the consummation of an initial business combination except (i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) virtue of the sponsor’s organizational documents upon liquidation or dissolution of the sponsor; or (vi) in the event of the Company’s liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the transfer restrictions and the other restrictions contained in the letter agreement.

The insider shares, the private units and the underlying warrants held by the sponsor will only be distributed to the members of the sponsor (including the sponsor non-managing members) after consummation of our initial business combination, at which time such sponsor non-managing members would become subject to the applicable transfer restrictions with respect to such securities.

In addition, in order to facilitate our initial business combination, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. At this time, we are not a party to any arrangement or understanding with any third party with respect to surrender or cancellation of such securities.

In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Insider shares	The earlier of (i) six months after the completion of an initial business combination or (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property	Lykos International Limited, Ya Lu Lin, Robert Mikkelsen, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai	Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing, a “Transfer”), until the earlier of (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.
Private units and private units that may be issued upon conversion of working capital loans (and underlying securities)	30 days after the completion of our initial business combination. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited	Same as above.

Additionally, the sponsor has entered into an Administrative Support Agreement with us, pursuant to which we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation. Pursuant to the Administrative Support Agreement, the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officers and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 194,100 private shares (or 203,100 private shares if the overallotment is exercised in full), (iii) 97,050 ordinary shares (or 101,550 ordinary shares if the overallotment is exercised in full) underlying the warrants included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officers, directors or their affiliates, if any, (v) any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

As of the date of this prospectus, there is no agreement, arrangement, or understanding, including any payments, between the sponsor and our unaffiliated security holders regarding the redemption of our outstanding securities.

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Conflicts of interest

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officers, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders (including purchasers of the public units being sold in this offering) with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officers, directors, promotors and their respective affiliates. Because of the financial and personal interests described below, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor. Our sponsor has also committed to purchasing from us an aggregate of 194,100 private units (or up to 203,100 private units if the Underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $1,941,000 (or up to $2,031,000 if the Underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor does not purchase additional units or shares, our sponsor will own approximately 1,614,100 ordinary shares immediately after this offering, if the Underwriters’ over-allotment option is not exercised, or 1,848,100 ordinary shares immediately after this offering, if the Underwriters’ over-allotment option is fully exercised.

●	On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of July 31, 2025, we received advances of $154,791 which amount will be subsumed into the note.

●	If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officers and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officers and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.018 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s shares trade at or above $1.22 per share. If the over-allotment option is exercised in full, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.015 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s stock trades at or above $1.11 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

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On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares, and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officers and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, private units and their component securities, and shares underlying the warrants included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the warrants part of its private units and these warrants will expire worthless.

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●	The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights. For more details, see “Prospectus Summary — The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.”

●	In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

●	Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

●	While our sponsor, officers, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

●	Our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025, respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash for its services upon the successful completion of the offering and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, and such cash compensation will not result in a material dilution of your equity interest. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

●	In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers and directors or their affiliates, nor are we prohibited from consummating a business combination where any of our sponsor, officers and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. Unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

●	Our officers and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

●	Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our officers and directors are not required to commit their full time to our affairs, and certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officers and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

Enforceability of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

In addition, it may be difficult for you to effect service of legal process against us, or our officers and directors who reside outside the United States (namely, Ya Lu Lin, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai). There is currently no statutory enforcement or treaty between the U.S. and the PRC or Taiwan providing for reciprocal recognition and enforcement of judgments of U.S. courts. Foreign judgments obtained in the United States may still be recognized and enforced in the PRC or Taiwan courts through principles for the recognition of foreign judgments under common law. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These constraints may impact both the cost and time associated with legal proceedings in the PRC or Taiwan.

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Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our initial shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. These financing transactions are typically designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the combined company. The price of the shares we issue may therefore be lower, and potentially significantly lesser, than the market price for our shares at such time. These financing transactions may be significantly dilutive to the combined company, and represent the type of financing risk that is not associated with traditional initial public offerings. Any such additional financing, including issuance of equity or convertible securities, may significantly dilute the interests of our public shareholders. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the Underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staff.

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Strong Financial Position and Flexibility

With a trust account initially in the amount of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

Effecting Our Initial Business Combination

General

We will have until 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period. If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to provide our public shareholders the right of redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of our public shareholders, our amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem their public shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Such amendment to our amended and restated memorandum and articles of association may include limitations on the duration of the extension, the number of possible extensions, requirements for additional payments to the trust in connection with an extension, and other potential terms for consideration by our shareholders. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private placement units will be worthless.

If we are unable to complete our initial business combination within 18 months from the closing of this initial public offering (subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period), or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such an event, the insider shares and private units held by our sponsor, officers and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, private units and their component securities, and shares underlying the warrants included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any funds for the warrants part of its private units and these warrants will expire worthless. In addition, if a business combination is not consummated, any working capital loans we obtain from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination will not be repaid except to the extent that we have funds available outside of the trust account, and our sponsor, officers, directors or their affiliates will not have any claim against the trust account for reimbursement of reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination.

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We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the rules of Nasdaq, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings that will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

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Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our sponsor, officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

In June 2025, Mr. Shang Ju Lin, the brother of Mr. Lin who is the sole director of our sponsor and our chief executive officer and director, founded MilunaC Technology Limited, the sponsor of Miluna Acquisition Corp (“MMTX”). MMTX is a similarly sized blank check company formed for purposes substantially similar to those of our Company. Mr. Shang Ju Lin also serves as chief executive officer and director of MMTX, and our independent directors concurrently serve as independent directors of MMTX. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. As of the date of this prospectus, MMTX has not yet identified a target for a potential business combination.

In addition, there are no contractual agreements between us, MMTX, our sponsor or its member, or MMTX’s sponsor and its member, regarding allocation of opportunities among us and MMTX. To the extent that our sponsor or any other entity or person affiliated with our sponsor becomes aware of a potential acquisition opportunity, such person or entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether us or MMTX would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies (if different) compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

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Fair market value of target business or businesses

Nasdaq rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion or the target is affiliated with our sponsor, officers and directors or their affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criterion.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

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Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Consequently, our officers and directors may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

In connection with any proposed business combination, we will either (i) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount on deposit in the trust account, including interest (net of taxes payable), or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account, including interest (net of taxes payable), in each case calculated as of two business days prior to the consummation of the business combination and subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may be forced to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period.

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Our sponsor, officers and directors have agreed (i) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (ii) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we seek shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, we could need as little as 229,426, or approximately 3.82%, of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming that only the minimum number of shares representing a quorum is present and voted at such meeting, that the over-allotment option is not exercised, and that our sponsor does not purchase any units in this offering or units or shares in the after-market).

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the extraordinary general meeting held to approve the proposed transaction.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our public shareholders who are not our sponsor, directors or officers with the opportunity to redeem all or a portion their shares upon the consummation of our initial business combination, regardless of whether they vote for or against the proposed business combination or do not vote at all, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of the then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share, whether or not the Underwriters’ over-allotment option is exercised in full. Our initial shareholders have agreed to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer) and (ii) waive any and all Claims with respect to its insider shares, private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever.

Manner of conducting redemptions

At any general meeting called to approve an initial business combination, public shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders who are not our sponsor, directors or officers with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

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Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights in connection with any vote held to approve a proposed business combination with respect to more than 15% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 15% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Our sponsor, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to the date set forth in the proxy materials sent in connection with the proposal to approve the business combination, which can be up to two business days prior to the scheduled vote on the proposal to approve such business combination. There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to deliver their shares prior to a specified date. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered its certificate in connection with an election of their redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. In such case, we will promptly return any shares delivered by public holders.

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Permitted purchases of our securities by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officers, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officers, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officers, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — If we seek shareholder approval of our business combination, our sponsor, officers, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.”

There is no limit on the number of shares our sponsor, officers, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officers, directors, or any of their affiliates will not make any purchases if doing so would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officers, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, in the event our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officers, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

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●	if our sponsor, officers, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officers, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, officers, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, officers, directors, or their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, officers, directors, or their affiliates;

●	the impact, if any, of the purchases by our sponsor, officers, directors, or their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, officers, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officers, directors, or their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption of Public Shares and Liquidation If No Initial Business Combination

We will have until 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period. If we are unable to consummate our initial business combination within the allotted time period, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our amended and restated memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Our initial shareholders have agreed to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer) and (ii) waive any and all Claims with respect to its insider shares and private shares, although it will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination within the allotted time period.

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If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 (whether or not the Underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of any taxes payable, and less up to $50,000 of interest to pay liquidation expenses).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account, nor will the Underwriters of this offering.

If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the Underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the Underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, our sponsor may not be able to satisfy those obligations. Other than as described above, none of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations. We therefore believe it is unlikely our sponsor would be able to satisfy its indemnity obligations if it were required to do so. However, we believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the Underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf to enforce such indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (whether or not the Underwriters’ over-allotment option is exercised in full).

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If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer”, a “fraudulent conveyance”, a “fraud in anticipation of winding up”, a “transaction in fraud of creditors” or a “misconduct in the course of winding up”. As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering and the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the Underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. $60 million of the net proceeds of this offering and the sale of the private units will be deposited into a trust account at J.P. Morgan Chase Bank, N.A.. with Efficiency acting as trustee.	Approximately $52,973,100 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

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Investment of net proceeds	$60,000,000 of the proceeds from this offering and the sale of the private units held in trust will be invested only in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd business day following the date of this prospectus unless D. Boral Capital, as the representative to the Underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised by the Underwriters following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the Underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or 12 months after this registration statement is declared effective by the Securities and Exchange Commission.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

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Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders who are not our sponsor, directors or officers with the opportunity to sell their ordinary shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable). If we hold a general meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our amended and memorandum and articles of association, we must provide at least ten (10) calendar days’ advance notice of any meeting of shareholders, except in the case of a shareholder meeting convened in connection with an initial business combination, for which at least twenty (20) calendar days’ notice is required. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to remain an investor in our company. We may not be required by law to hold a shareholder vote. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	If we are unable to complete our initial business combination by 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period we will, as soon as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our amended and restated memorandum and articles of association and prior to any voluntary winding up.

If an acquisition has not been consummated within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, funds held in the trust or escrow account would be returned to investors.

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Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, or (B) with respect to any other provision of our amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

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Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We maintain our principal executive office at 12F, No. 43, Cheng Gong Road, Sec 4, Neihu, Taipei, Taiwan. Such space, utilities and secretarial and administrative services will be provided to us free of charge by our sponsor. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, GAAP or IFRS and the historical financial statements must be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within 18 months from the closing of this initial public offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, as discussed herein.

We will be required to have our internal control procedures evaluated for the fiscal year ending December 31, 2025 required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers and directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

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MANAGEMENT

Directors and Executive Officer

The following table sets forth certain information concerning our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Ya Lu Lin	45	Chief Executive Officer, Director, and Chairman of the Board of Directors
Robert Edward Mikkelsen	44	Chief Financial Officer and Director
Luhuan Zhong	36	Independent Director
Ya Ting Lee	29	Independent Director
Mei Chi Tsai	59	Independent Director

Below is a summary of the business experience of each of our executive officers and directors:

Mr. Ya Lu Lin has served as our director and chief executive officer since July 2025. Mr. Lin has extensive experience in technology, product innovation, and business management. Since October 2020, he has served as the co-founder and chief operating officer of Melos Venture Limited, where he led the development of innovative web3 music creation products and achieved over 1 million users within the first year. From March 2019 to April 2021, Mr. Lin was the chief operating officer of Moruiya Technology Limited, a blockchain-based music copyright market ecosystem, where he facilitated collaborations with renowned Golden Melody artists and oversaw the signing of 59 music pieces. Prior to that, Mr. Lin held various leadership roles at Handsfull Technology Corp from June 2008 to October 2020, including serving as the executive manager from June 2018 to October 2020, where he managed cross-border teams, streamlined operations, and drove new product launches. From May 2003 to June 2008, Mr. Lin also served as a director at Vako International Inc in Toronto, Canada, leading a retail distribution venture and collaborating with major retailers such as Hudson Bay Company, Staples, Best Buy, and Fry’s Electronics. Mr. Lin earned a Bachelor of Science in Joint Computing and Mathematics from Imperial College London in August 2001 and a diploma in Financial Report Analysis and Enterprise Evaluation from National Taiwan University in July 2010. We believe Mr. Lin’s extensive experience in technology, product innovation, and executive leadership qualifies him to serve on our board of directors.

Mr. Robert Edward Mikkelsen has served as our chief financial officer and director since July 2025. Mr. Mikkelsen brings over two decades of experience in accounting, finance, and operations, with a proven track record of leadership in diverse industries including cybersecurity, cannabis, and professional services. Since 2023, Mr. Mikkelsen has served as the chief executive officer and chief financial officer of Tego Cyber Inc, an early-stage cybersecurity SaaS solution company, where he has focused on leading the company’s accounting and finance functions, reducing its operating budget by over 50% while increasing overall productivity, negotiating favorable debt extensions, and launching synergistic partnerships. Prior to this, from 2018 to 2023, Mr. Mikkelsen served as the chief financial officer of Item 9 Labs Corp., where he played a pivotal role in growing the company’s monthly revenue from $50,000 to $2 million, spearheaded its transition to becoming an SEC issuer, led fundraising initiatives, and completed over $100 million in mergers and acquisitions. Earlier in his career, from 2015 to 2018, Mr. Mikkelsen founded and served as owner of Mikkelsen CPA, a professional services firm. He provided fractional controller and chief financial officer and services to small and medium-sized businesses, led mergers and acquisitions negotiations and due diligence, and implemented accounting systems to mitigate risks and enhance efficiency. From 2004 to 2014, Mr. Mikkelsen worked at Henry & Horne LLP, where he advanced from a staff auditor to a manager. Mr. Mikkelsen earned a Bachelor of Science in Business Administration, with a focus on Accounting, from the University of Arizona in 2004.

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Mr. Luhuan Zhong has served as our independent director since July 2025. He also currently serves as independent director of Miluna, a position he has held since July 2025. Mr. Zhong brings over a decade of experience in finance, auditing and capital markets, with deep expertise in SPAC transactions, initial public offerings, and cross-border investments. Since March 2025, Mr. Zhong has served as chief financial officer of CAEA. CAEA is a blank check company of comparable size, formed for purposes substantially similar to those of our Company. Since February 2025, Mr. Zhong has been the founder and a director of Creekstone Ventures Ltd, a venture capital investment company focused on AI application and hardware, and since February 2021, he has been the chief financial officer of FSHP, a blank check company. From August 2022 to March 2025, Mr. Zhong served as the managing director at Hony Capital, where he was responsible for launching an AI-focused investment initiative. Before that, from February 2022 to August 2022, Mr. Zhong led the initial public offering and corporate finance teams at China International Capital Corporation. From October 2018 to February 2022, Mr. Zhong served as a consultant at various periods in Orisun Acquisition Corp., Greenland Acquisition Corporation, Longevity Acquisition Corporation, Venus Acquisition Corporation, and Golden Path Acquisition Corporation. Mr. Zhong holds a Master of Arts in Finance from the Stern School of Business of New York University in 2013 and from University of Technology, Sydney in 2012, as well as Bachelor’s Degrees in Finance and Law from Macquarie University in 2010. We believe Mr. Zhong’s extensive experience in finance, capital markets, and SPAC transactions qualifies him to serve on our board of directors.

Ms. Ya Ting Lee has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. From July 2024, she has worked as a SaaS product manager in Damai Internet Co., Ltd, a platform known for its online event ticketing, where she is responsible for planning and optimizing features for restaurants reservation system, enhancing user experience and operational efficiency. From December 2023 to April 2024, Ms. Lee worked as software product manager in FUCO & Ryzo Co., Ltd, a no-code mobile web application platform, where she led optimization projects in a no-code web application platform focusing on search and filtering functionalities. From May 2023 to June 2023, Ms. Lee acted as a SaaS product manager in Adbert Tech Media Co., Ltd, a company focused on SaaS talent management system, where she managed stakeholder and beta client requirements, prioritized features for enterprise pilot phase, and completed product planning for 4 modules within 2 months, with 2 modules tested online. From December 2021 to March 2023, Ms. Lee served as a product manager in Jooca Inc., a mobile app developer, where she managed internal and external stakeholder communication and coordination and acted as project planner to ensure on schedule product delivery. From February 2020 to August 2021, Ms. Lee was a customer success specialist in Foodpanda Taiwan co., Ltd, a food delivery platform, where she conducted qualitive interviews, and developed tailored marketing and sales strategies to increase reginal store orders by roughly 250 per week, and bridged communication between sales and customer service teams. Ms. Lee earned a Bachelor of Arts in Economics from Tunghai University in 2018. We believe Ms. Lee’s diverse experience in product management and technology qualifies her to serve on our board of directors.

Ms. Mei Chi Tsai has served as our independent director since July 2025. She also currently serves as independent director of Miluna, a position she has held since July 2025. Since June 2016, Ms. Tsai has acted as financial department manager in Handsfull Technology Corp. Ltd., a company focusing on fund allocation and accounting, where she directs enterprise-wide financial analysis and fund allocation to optimize capital efficiency, delivers profit and loss reports for management decision making, implements internal controls and leads the financial team to ensure compliance with financial regulations. From August 1996 to May 2016, Ms. Tsai worked for Taiyi Precision Co., Ltd. as a department manager, where she oversaw financial analysis and resource allocation across business units, provided enterprise-wide profit and loss analysis to enhance operational efficiency and she also developed KPIs to monitor and improve financial performance. Ms. Tsai earned a Bachelor of Arts in Accounting from Taipei University of Business in 1988. We believe Ms. Tsai’s extensive experience in financial management, accounting, and strategic resource allocation qualifies her to serve on our board of directors.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of five members elected to serve across three classes . Each director shall hold office until his or her earlier death, resignation or removal.

Approval of our initial business combination will require an affirmative vote of a majority of our board directors. Subject to any other special rights applicable to the shareholders, the board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board.

Subject to our amended and restated memorandum and article of association, the directors may from time to time appoint any natural person or corporation, whether or not a director to hold such office in the company as the directors may think necessary for the administration of the company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the directors may think fit.

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Executive Officer and Director Compensation

No compensation was awarded to, earned by, or paid to our officers or directors for the last completed fiscal year. Commencing on the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, we will pay to our sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to our officers and directors until the closing of our initial business combination or our liquidation. Our officers and directors and their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating, and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination. No reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Other than the payments set forth in “Prospectus Summary – The Offering – Limited payments to insiders,” our sponsor, officers and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors.

In the event that following this offering we obtain working capital loans from our sponsor, officers, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

The insider shares are subject to anti-dilution adjustments for share capitalizations, subdivision, combination or similar reclassification or recapitalization of the ordinary shares in issue into a greater or lesser number of shares occurring after the original filing of our amended and restated memorandum and articles of association. In the case that additional ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the initial shareholders’ ownership will be adjusted (unless the holders of a majority of the outstanding insider shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the initial shareholders will maintain, in the aggregate, at least, twenty per cent (20%) of the sum of: (a) the total number of ordinary shares outstanding upon completion of our initial public offering (including any ordinary shares issued pursuant to the underwriter’s over-allotment option and excluding any ordinary shares underlying the private placement warrants issued to the sponsor); plus (b) all ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination, excluding any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to the sponsor or its affiliates or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of public shares redeemed in connection with our initial business combination or an amendment to our memorandum and articles of association.

After the completion of our initial business combination, officers and directors who remain with the combined company may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that our officers and directors maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai would each be considered an “independent director” under the Nasdaq Stock Market Listing Rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors who do not have an interest in such transaction. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

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Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus is a part: an audit committee, a compensation committee and a corporate governance and nominating committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit committee

Under the Nasdaq Stock Market Listing Rules and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Our audit committee will consist of Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai, each of whom satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Luhuan Zhong will serve as the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial experts on audit committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under the Nasdaq Stock Market Listing Rules as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Luhuan Zhong is qualified as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

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Corporate governance and nominating committee

We intend to establish a corporate governance and nominating committee of the board of directors, which will consist of Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai each of whom is an independent director under the Nasdaq Stock Market Listing Rules. Ya Ting Lee will be the Chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders at the annual meeting of shareholders, if any (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation committee

We intend to establish a compensation committee of the board of directors, which will consist of Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai, each of whom is an independent director under the Nasdaq Stock Market Listing Rules. Mei Chi Tsai will be the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officer;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	reviewing and approving the compensation disclosure and analysis prepared by Company management to be included in our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

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Code of Conduct and Ethics

Upon consummation of this offering, we will adopt a code of conduct and ethics that applies to all of our executive officers, directors and employees. The code of conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Clawback Policy

Upon consummation of this offering, we will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Conflicts of Interest

Under Cayman Islands law, directors owe the following fiduciary duties:

●	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our management team is responsible for the management of our affairs. As described above and below, certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity, prior to its presentation to us.

For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

Certain of our directors and our management team, could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Potential investors should also be aware of the following other potential conflicts of interest:

●	none of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
●	in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated, including MMTX. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
●	our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.
●	each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

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The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Industry	Affiliation
Ya Lu Lin	Melos Venture Limited	Music & block chain	Co-founder and chief operating officer
Robert Mikkelsen	Tego Cyber Inc	Early-stage cybersecurity SaaS solution company	Chief executive officer and chief financial officer
Luhuan Zhong	Creekstone Ventures Ltd	Venture capital	Director
	Flag Ship Acquisition Corporation	Special purpose acquisition corporation	Chief financial officer
	Miluna Acquisition Corporation	Special purpose acquisition corporation	Director
	Caedryn Acquisition Corporation I	Special purpose acquisition corporation	Chief financial officer
Ya Ting Lee	Miluna Acquisition Corporation	Special purpose acquisition corporation	Director
Mei Chi Tsai	Miluna Acquisition Corporation	Special purpose acquisition corporation	Director

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law, no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a director or officer, on the one hand, and the company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a director or officer shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the company or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

As a result, the fiduciary duties or contractual obligations of our officers or directors could result in conflicts of interest when our board evaluates a particular business opportunity and materially affect our ability to complete our initial business combination. For more information on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — Certain of our officers and directors presently have, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

In addition, our officers and directors may sponsor, form or become affiliated with additional blank check companies, engaged in business activities similar to those intended to be conducted by our company or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination and the consideration paid, terms, conditions and timing relating to the business combination.

For example, certain of our directors are directors of MMTX and owe fiduciary duties to MMTX, which has not yet identified a target for a potential business combination. Accordingly, if such directors become aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including MMTX, he or she will honor these obligations and duties to present such business combination opportunity to such entities, and may only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. As a result, there is a material conflict of interest between MMTX and our company as we and MMTX are both engaged in the business of engaging in business combinations. It is possible that MMTX may have priority over us with respect to certain acquisition opportunities until it completes its initial business combination, enters into a contractual agreement that would restrict its ability to engage in material discussions regarding a potential initial business combination, or ceases operations and liquidates its trust account. If our officers and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

In addition to the above, potential investors should also be aware of the following actual or potential material conflicts of interest between (i) our officers and directors and (ii) our unaffiliated security holders (including purchasers of the public units being sold in this offering) with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our officers and directors. Because of these, our sponsor, officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor.

On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities. As of July 31, 2025, we received advances of $154,791 which amount will be subsumed into the note.

Upon consummation of our offering and the private placement, assuming our officers and directors do not purchase additional units or shares and without giving effect to the shares underlying the warrants that are being sold as part of the public units and private units, our sponsor, officer and directors will own collectively approximately 20% of our issued and outstanding shares immediately after this offering.

If a business combination is completed, based on the difference between the nominal purchase price our officers and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, they may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company.

If the over-allotment option is not exercised, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.018 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s shares trade at or above $1.22 per share. If the over-allotment option is exercised in full, our sponsor can recoup its investment in its insider shares as long as the combined company’s stock trades at or above $0.015 per share and our sponsor can recoup its investment in its insider shares and private shares as long as the combined company’s stock trades at or above $1.11 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares, and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares held by our officers and directors would be worthless and they will lose their entire investment, except to the extent they liquidating distributions from assets outside the trust account, because they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, private units and their component securities, and shares underlying the warrants included in the private units to the aforementioned transfer restrictions.

The insider shares are identical to the public shares except with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, and anti-dilution rights. For more details, see “Prospectus Summary — The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.”

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In the event that following this offering we obtain working capital loans from our officers, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional ordinary shares underlying these units will increase the number of issued and outstanding ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

While our officers, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers and directors or their affiliates, nor are we prohibited from consummating a business combination where any of our officers and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. Unless our board is unable to independently determine the fair market value of a target business or businesses, or the target is affiliated with our sponsor, officers and directors or their affiliates, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company and its shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

Our officers and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Furthermore, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officers and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

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Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that, every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our executive officers and directors that beneficially owns ordinary shares; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Lykos International Limited paid $25,000 to cover for certain expenses on our behalf in exchange for the issuance of 1,725,000 insider shares (of which, 225,000 are subject to forfeiture if the Underwriters do not exercise their over-allotment option), or approximately $0.014 per share. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 194,100 private units for a purchase price of $10.00 per share in a private placement that will occur simultaneously with the closing of this offering (assuming the Underwriters do not exercise their over-allotment option). Prior to the initial investment in the company of $25,000, the company had no assets, tangible or intangible.

The per share price of the insider shares was determined by dividing the amount paid by the number of insider shares issued in consideration therefor. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), at 20% of our issued and outstanding ordinary shares (excluding the private placement shares included in the private units) upon the consummation of this offering. The number of shares beneficially owned and post-offering percentages in the following table assume that the Underwriters do not exercise their over-allotment option and that there are 7,694,100 ordinary shares, consisting of (i) 6,000,000 ordinary shares included in the public units sold in this offering, (ii) 1,500,000 insider shares, and (iii) 194,100 private placement shares underlying the private units purchased by our sponsor in a private placement simultaneously with the closing of this offering, issued and outstanding after this offering.

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	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares
Lykos International Limited (3)	1,645,000	95.36%	1,614,100	20.98%
Ya Lu Lin	1,645,000	96.81%	1,639,100	21.30%
Robert Mikkelsen	25,000	1.45%	25,000	*
Luhuan Zhong	10,000	*	10,000	*
Ya Ting Lee	10,000	*	10,000	*
Mei Chi Tsai	10,000	*	10,000	*
All officers and directors as a group (5 persons)	1,725,000	100%	1,694,100	22.02%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BoluoC Acquisition Corp, 12F, No. 43, Cheng Gong Road, Sec 4, Neihu, Taipei, Taiwan.

(2)	Interests shown consist solely of insider shares. Such insider shares are ordinary shares with the same rights as public ordinary shares, except for certain transfer restrictions and anti-dilution provisions, as described in the section entitled “Description of Securities.”

(3)	Lykos International Limited, our sponsor, is the record holder of 1,645,000 insider shares, up to 225,000 such shares shall be forfeited for no consideration if the Underwriters do not exercise the over-allotment option in full. Mr. Ya Lu Lin is the sole member of our sponsor, and, as a result, holds voting and investment discretion with respect to the ordinary shares held of record by the sponsor.

None of our sponsor, officers and directors has indicated to us that he or she intends to purchase securities in this offering. Because of the ownership block held by our sponsor, officers and directors, they may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the Underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit an aggregate of 225,000 insider shares.

Our sponsor has committed to purchasing from us an aggregate of 194,100 private units at $10.00 per private unit (for a total purchase price of $1,941,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 203,100 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

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With certain limited exceptions, our initial shareholders have agreed not to Transfer their insider shares until six months after the completion of an initial business combination and their private units and component securities until the completion of our initial business combination. Notwithstanding the foregoing, transfers of the insider shares, private units and their component securities are permitted (i) among the initial shareholders or to the initial shareholders’ member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the sponsor’s organizational documents upon liquidation or dissolution of the sponsor; or (vi) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $3,000,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account.

Our sponsor and our officers and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor. If the Underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsor’s ownership at a percentage of the number of shares to be sold in this offering. The insider shares are identical to the public shares except with respect to the transfer restrictions, redemption rights, liquidating rights, anti-dilution rights and voting rights described in more detail under “Description of Securities — Ordinary Shares” and registration rights described below.

Our sponsor has committed to purchasing from us an aggregate of 194,100 private units at $10.00 per private unit (for a total purchase price of $1,941,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the Underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 203,100 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions under “— Contractual arrangements” and registration rights described below.

On July 31, 2025, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $350,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

Our sponsor has agreed, commencing from the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, to make available to us certain general and administrative services, including office space, utilities and secretarial and administrative support, as we may require from time to time. We have agreed to pay our sponsor $10,000 per month for these services until the closing of our initial business combination or our liquidation. No administrative service expense had been paid for the period from June 24, 2025 (inception) through July 31, 2025.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, be converted into private units at a price of $10.00 per unit upon the consummation of our business combination either in full or in part. Our board of directors has approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officers and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 194,100 private shares (or 203,100 private shares if the overallotment is exercised in full), (iii) 97,050 ordinary shares (or 101,550 ordinary shares if the overallotment is exercised in full) underlying the private warrants included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officers, directors or their affiliates, if any, (v) any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

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Our officers and directors and their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the completion of our initial business combination. No reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers and directors, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, or to any of their affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is). All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Conduct and Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. We also require each of our directors and executive officers to annually complete a directors’ and officer’s questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officer’s questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our sponsor, officers, directors or their affiliates unless such transaction is approved by a majority of our independent directors who do not have an interest in such transaction. Furthermore, in no event will any of our sponsor, officers or directors, or any entity with which they are affiliated, be paid any finder’s fee or consulting fee for any services they render in order to effectuate the consummation of a business combination.

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DESCRIPTION OF SECURITIES

General

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Under our amended and restated memorandum and articles of association, we are authorized to issue up to 550,000,000 ordinary shares and 5,000,000 preferred shares, each with a par value of $0.0001. Immediately after this offering, there will be 7,694,100 ordinary shares issued and outstanding (assuming in each case that the Underwriters have not exercised their over-allotment option and the forfeiture of 225,000 insider shares). As a result, 542,305,900 ordinary shares, and 5,000,000 preferred shares will remain authorized but unissued and available for future issuance. This does not include ordinary shares reserved for issuance upon exercise of the public warrants or the exercise of the private warrants.

The following description summarizes certain terms of our securities as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the Underwriters informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private warrants. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the Underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the Underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

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Ordinary Shares

Prior to the date of this prospectus, there were 1,725,000 insider shares issued and outstanding, which were held of record by our initial shareholders so that they will own 20% of our issued and outstanding shares (excluding the private placement shares included in the private units and assuming our sponsor, directors or officers do not purchase any shares in this offering) after this offering. Up to 225,000 of the insider shares will be surrendered for no consideration depending on the extent to which the Underwriters’ over-allotment is exercised. Upon the closing of this offering, 7,694,100 of our ordinary shares will be outstanding (assuming no exercise of the Underwriters’ over-allotment option and the corresponding surrender for no consideration of 225,000 insider shares) including:

●	6,000,000 ordinary shares issued as part of this offering;

●	194,100 private placement shares underlying the units sold in a private placement concurrently with the closing of this offering; and

●	1,500,000 insider shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees, if any) at 20% of the issued and outstanding ordinary shares (excluding the private placement shares included in the private units) upon the consummation of this offering.

Except as described below, ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of at least a simple majority of the holders of the issued ordinary shares as, being entitled to do so, vote in person or by proxy and entitled at a general meeting of the company is required to approve any such matter voted on by our shareholders as ordinary resolution. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of the holders of the issued ordinary shares as, being entitled to do so, vote in person or by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include, but are not limited to, amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares that are entitled to vote and are voted for the election of directors can elect all of the directors. Subject to any rights and restrictions for the time being attached to any shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board. in accordance with the amended and restated memorandum and articles of association.

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Because our amended and restated memorandum and articles of association authorize the issuance of up to 550,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after the first full fiscal year that the company is in existence. As an exempted company, there is no requirement under the Companies Act for us to hold annual general meeting or any shareholder meetings to elect directors. We may not hold an annual general meeting of shareholders to elect new directors prior to the consummation of our initial business combination. The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the Underwriters.

The redemption rights may include the requirement that a beneficial owner must identify itself in order to valid redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or our private units and their underlying securities. Our sponsor and our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares, private placement shares included in any private units and public shares in connection with (i) the completion of our initial business combination and (ii) in connection with the implementation of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

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If we seek shareholder approval, we will complete our initial business combination only if the business combination is approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of such holders as, being entitled to do so, vote in person or by proxy at a general meeting of the company (and where a poll is taken regard shall be had in computing a majority to the number of votes to which each holder is entitled). However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable Nasdaq rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least ten (10) calendar days’ notice will be given of any shareholder meeting, except in the case of a shareholder meeting convened in connection with an initial business combination, for which at least twenty (20) calendar days’ notice is required.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if the business combination is approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of such holders as, being entitled to do so, vote in person or by proxy at a general meeting of the company (and where a poll is taken regard shall be had in computing a majority to the number of votes to which each holder is entitled). In such case, our sponsor and each member of our management team have agreed to vote their insider shares, private placement shares included in any private units and any public shares (including public shares that are part of a public unit) purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). As a result, in addition to our insider shares and private placement shares included in the private units issued concurrently with the consummation of this offering, we would need only 229,426, or approximately 3.82%, of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming that only the minimum number of shares representing a quorum is present and voted at such meeting, that the over-allotment option is not exercised, and that our sponsor does not purchase any units in this offering or units or shares in the after-market). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

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Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any insider shares or private placement shares included in private units they hold if we fail to consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination).

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Private Units

The private units (including any private placement shares or private warrants included in such private units) will not be transferable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with our sponsor). Holders of our private units (including their underlying securities) are entitled to certain registration rights. If we do not consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, any proceeds from the sale of the private units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law). Holders of our private units have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares, private placement shares included in any private units and public shares in connection with (i) the completion of our initial business combination and (ii) in connection with the implementation of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity.

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Further, if we seek shareholder approval, we will complete our initial business combination only if the business combination is approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of such holders as, being entitled to do so, vote in person or by proxy at a general meeting of the company (and where a poll is taken regard shall be had in computing a majority to the number of votes to which each holder is entitled). In such case, our sponsor and each member of our management team have agreed to vote their insider shares, private placement shares included in any private units and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Otherwise, the private units are identical to the ordinary shares sold in this offering.

Our sponsor and our management team have agreed not to transfer, assign or sell any of their private units (including any private placement shares or private warrants included in such private units), until 30 days after the completion of our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with our sponsor made to our officers and directors and other persons or entities affiliated with our sponsor. For more information on the letter agreement in which such transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business— Contractual arrangements .”

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor, affiliates of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $3,000,000 of such loans may be convertible into private units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The private units issued upon conversion of any such loans would be identical to the private units sold in a private placement concurrently with this offering.

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Insider Shares

The insider shares are ordinary shares and, except as described below, are identical to the public ordinary shares included in the units being sold in this offering, and holders of insider shares have the same shareholder rights as public shareholders, except that:

●	the insider shares are subject to certain transfer restrictions, as described in more detail below;

●

our initial shareholders have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public in connection with the implementation of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity; and (iii) waive their rights to liquidating distributions from the trust account with respect to any insider shares or private placement shares included in private units they hold if we fail to consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one- month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination);

●	the insider shares are subject to anti-dilution adjustments to ensure that the initial shareholders maintain their proportionate ownership following the consummation of our initial business combination, as described below and in our amended and restated memorandum and articles of association; and

●	the insider shares are entitled to registration rights.

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If we submit our initial business combination to our public shareholders for a vote, our sponsor and our management team have agreed to vote their insider shares, private placement shares included in any private units and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). If we seek shareholder approval, we will complete our initial business combination only if the business combination is approved by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of such holders as, being entitled to do so, vote in person or by proxy at a general meeting of the company (and where a poll is taken regard shall be had in computing a majority to the number of votes to which each holder is entitled). In such case, our sponsor and each member of our management team have agreed to vote their insider shares, private placement shares included in any private units and any public shares (including public shares that are part of a public unit) purchased during or after this offering in favor of our initial business combination. As a result, in addition to our insider shares and private placement shares included in the private units issued concurrently with the consummation of this offering, we would need only 229,426, or approximately 3.82%, of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming that only the minimum number of shares representing a quorum is present and voted at such meeting, that all issued and outstanding shares are voted, that the over-allotment option is not exercised, and that our sponsor does not purchase any units in this offering or units or shares in the after-market).

Subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, the insider shares are subject to anti-dilution adjustments to ensure that the insider shareholders maintain, at least, twenty per cent (20%) of the sum of: (a) the total number of ordinary shares outstanding upon completion of our initial public offering (including any ordinary shares issued pursuant to the Underwriters’ over-allotment option and excluding any ordinary shares underlying the private placement warrants issued to the sponsor); plus (b) all ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination, excluding any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent warrants issued to the sponsor or its affiliates or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of public shares redeemed in connection with our initial business combination.

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Except as described herein, our initial shareholders have agreed not to transfer, assign or sell any of their insider shares until the earliest of (A) six months after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and management team with respect to any insider shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. For more information on the letter agreement in which the transfer restrictions are included and for more information on the limited exceptions to such transfer restrictions, also see “Proposed Business—Contractual arrangements.”

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination or 12 months after this registration statement is declared effective by the Securities and Exchange Commission (or we permit holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement) and such ordinary shares are registered, qualified or exempt from registration under the securities or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the company.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

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We are not registering the ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable on the later of the completion of our initial business combination or 12 months after this registration statement is declared effective by the Securities and Exchange Commission. In addition, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement on Form S-1, Form S-3, Form F-1 or Form F-3 for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is delivered to the warrant agent.

Redemption of warrants when the price per ordinary share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30- trading day period commencing once the warrants become exercisable and ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right, even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the “fair market value” of our ordinary shares less the exercise price of the warrants by (y) the fair market value.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding ordinary shares is increased by a capitalization or share dividend paid in ordinary shares to all or substantially all holders of ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18-month period, to complete an initial business combination, or (B) with respect to any other provision relating to the rights of holders of our ordinary shares, (e) as a result of the repurchase of ordinary shares by us if a proposed initial business combination is presented to our shareholders for approval, or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

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Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any insider shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of warrants when the price per ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

Amendments to the Warrant Agreement. The warrants will be issued in registered form under a warrant agreement between Efficiency, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants under the warrant agreement, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the rights of the registered holders under the warrant agreement. Notwithstanding the foregoing, (a) any amendment to the terms of the private warrants shall only require our consent and the holders of a majority of the private warrants, (b) we may lower the exercise price of the warrants or extend the duration of the exercise period of the warrants without the consent of the registered holders of the warrants, and (c) we may in our sole discretion and at any time allow or require the exercise of the warrants on a “cashless basis” without the consent of any registered holders.

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You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Exclusive Forum. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Private Warrants

Except as described below, the private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us. Our sponsor, or its permitted transferees, has the option to exercise the private warrants on a cashless basis. Any amendment to the terms of the private warrants or any provision of the warrant agreement with respect to the private warrants will require a vote of holders of at least 50% of the number of the then outstanding private warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited.

We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

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Our sponsor or an affiliate of our sponsor or certain of our officers and directors have the right, but not the obligation, to loan us funds interest free and on substantially the same terms as our existing promissory note. Up to $3,000,000 of such loans may be convertible into private units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The private units issued upon conversion of any such loans would be identical to the private units sold in a private placement concurrently with this offering and each such private unit would include one-half of a private warrant.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred shares

We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

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Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination even if we have substantial assets outside the trust account. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering, we will effect a share capitalization or other appropriate mechanism, immediately prior to the consummation of the offering in such amount as to maintain the number of insider shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares included in the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Efficiency. We have agreed to indemnify Efficiency in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments. Accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with, inter alia, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

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Our amended and restated memorandum and articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated memorandum and articles of association provide that members may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each member who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Under Cayman Islands law, the right to requisition a general meeting or to put any proposal before a general meeting may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our members holding not less than one-third (1/3) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our members, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a general meeting, our amended and restated articles of association do not provide our members with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our amended and restated memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with Registrar of Companies;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a shareholder meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Except as set forth below, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or by proxy at a shareholder meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders who are entitled to vote on such matter. Further, our amended and restated memorandum and articles of association provide that a quorum at our shareholder meetings will consist of one or more shareholders who together hold not less than a majority of all votes attaching to all shares in issue and entitled to vote at such meeting being individuals present in person or by proxy.

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Our sponsor and its permitted transferees, if any, who will collectively beneficially own 20% of our ordinary shares (excluding the private units and assuming our sponsor, directors or officers do not purchase any public shares in this offering) upon the closing of this offering, may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

●	if we do not consummate an initial business combination within 21 months after the closing of the Company’s initial public offering, such earlier time as the directors may approve or such later time as the members of the Company may approve in accordance with the amended and restated articles of association, we shall (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law;

●	prior to the completion of our initial business combination, we may not, issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares on our initial business combination;

●	in the event our board is unable to independently determine the fair market value of a target business or businesses, or we enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by the Company in such a business combination or transaction is fair to our company and its shareholders from a financial point of view;

●	if we initiate a tender offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, we shall file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	we must complete one or more business combinations that have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in the trust account and taxes payable on the interest earned on the trust account) at the time of the Company signing the agreement to enter into the initial business combination;

●	in the event that any amendment is made to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, or (B) with respect to any other provision relating to the rights of holders of our public shares, each holder of public shares who is not the sponsor, officer or director shall be provided with the opportunity to redeem all or a portion of their public shares following the approval, and upon the implementation by the directors, of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

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Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or
(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Economic Substance — Cayman Islands

The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”) As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our Company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

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Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of our Company pursuant to the Data Protection Act (Revised), of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”). Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our articles will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.

The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 7,694,100 ordinary shares (or 8,828,100 ordinary shares if the Underwriters’ over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the ordinary shares included in the public units sold in this offering (6,000,000 ordinary shares if the Underwriters’ over-allotment option is not exercised and 6,900,000 ordinary shares if the Underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Similarly, any public units or public warrants sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any public units purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding insider shares (1,500,000 insider shares if the Underwriters’ over-allotment option is not exercised and 1,725,000 insider shares if the Underwriters’ over-allotment option is exercised in full) and all of the outstanding private units (194,100 private units if the Underwriters’ over-allotment option is not exercised and 203,100 private units if the Underwriters’ over-allotment option is exercised in full), and the securities underlying the foregoing, will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Contractual Transfer Restrictions

Our sponsor and our management team have agreed not to transfer, assign or sell (i) any of their insider shares until the earlier of (i) six months after the completion of an initial business combination or (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their private units (including any private placement shares or private warrants included in such private units) until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the insider shares or private units, private warrants, private placement shares or ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement, (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

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The letter agreement with our sponsor, officers and directors that includes the transfer restrictions described in the foregoing may be amended without shareholder approval with our written consent as well as the written consent of the sponsor and our directors and officers to the extent they are the subject of any change, amendment, modification or waiver to the letter agreement. The written consent of D. Boral Capital as the Underwriters, will also be required for an amendment of a provision of the letter agreement that subjects the sponsor and our directors and officers to certain of the restrictions included in the underwriting agreement and pursuant to which the sponsor and our officers and directors agree that, subject to the same exceptions described in the preceding paragraph and certain other exceptions described in the underwriting agreement, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of D. Boral Capital as the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares (for more information on the transfer restrictions and exceptions thereto included in the underwriting agreement, also see “Underwriting—Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement”). While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. For more information on the letter agreement and a summary of the transfer restrictions described above and the limited exceptions to such transfer restrictions, also see “Proposed Business—Contractual arrangements.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then issued and outstanding, which will equal 76,941 shares immediately after this offering (or 88,281 shares if the Underwriters exercises its over-allotment option in full); and

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its insider shares and its private units and their underlying securities pursuant to Rule 144 without registration one year after we have completed our initial business combination.

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Summary of resale restrictions

The below table summarizes the material terms of the restrictions described in the subsections above and whether and when our sponsor may sell securities purchased in connection with or concurrently with this offering. As described further above, pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell insider shares, private units and public units (if any are purchased in connection with the offering), as summarized in the table below. For more information on non-contractual resale restrictions, also see above “—Rule 144” and “—Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.”

SUBJECT SECURITIES	TRANSFER RESTRICTIONS	NATURAL PERSONS AND ENTITIES SUBJECT TO TRANSFER RESTRICTIONS	EXCEPTIONS TO TRANSFER RESTRICTIONS
Insider Shares(1)(2)	Agreement not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of the foregoing, a “Transfer”), until the earlier of (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited, Ya Lu Lin, Robert Mikkelsen, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai	Restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the insider shares, private units, private warrants, private placement shares or ordinary shares, as applicable, were originally purchased; (f) pro rata distributions from our sponsor to its members, partners, or shareholders pursuant to our sponsor’s operating agreement, (g) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (h) to the Company for no value for cancellation in connection with the consummation of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and management team with respect to any insider shares and private units (including their underlying securities). Further, despite the 180 day transfer restriction after the date of this prospectus that is described under the column “Transfer restrictions” to the left of this column, the underwriting agreement authorizes registration with the SEC pursuant to the Registration Rights and Shareholder Rights Agreement of the resale of the insider shares, the private units (including any private units issued upon conversion of working capital loans) and their underlying securities, the exercise of the private warrants and the public warrants and the ordinary shares issuable upon exercise of such warrants or conversion of insider shares.

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Private units and underlying securities(1)(2)	No Transfer until 30 days after the completion of our initial business combination. Further, no Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited	Same as above.

Public Units and underlying securities (if any are purchased in connection with the offering)(2)	No Transfer of any ordinary shares, insider shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares until 180 days after the date of this prospectus.	Lykos International Limited, Ya Lu Lin, Robert Mikkelsen, Luhuan Zhong, Ya Ting Lee, and Mei Chi Tsai	Same as above.

(1)	For more information on the number of securities beneficially held by our sponsor, please see the section entitled “Principal Shareholders” in this prospectus.

(2)	The insider shares and private units, including any private placement shares and private warrants included in such private units, issued in connection or simultaneously with this offering are restricted securities and subject to the limitations on transfer described above under “—Rule 144” and “—Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.” Further, our sponsor, its permitted transferees or any other person that becomes an affiliate of the post-business combination company for purposes of Rule 144 under the Securities Act may be subject to additional resale restrictions with respect to securities they hold, as described above.

The letter agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by (i) each director and officer signatory to the letter agreement with respect to herself or himself, as applicable, to the extent she or he are the subject of any such change, amendment, modification or waiver, (ii) us, and (iii) our sponsor. Changes, amendments, modifications or waivers to the transfer restriction that lasts for 180 days after the date of this prospectus will require the written consent of the Underwriters of this offering. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. For more information, also see “Risk Factors.”

In order to facilitate our initial business combination or for any other reason determined by our sponsor, our sponsor may, with our consent, (i) surrender or forfeit, transfer or exchange our insider shares, private units or any of our other securities, including for no consideration in connection with a PIPE financing or otherwise, (ii) subject any such securities to earn-outs or other restrictions, held by it and (iii) enter into any other arrangements with respect to any such securities.

We may approve an amendment or waiver of the letter agreement that would allow the sponsor to directly, or members of our sponsor to indirectly, transfer insider shares and private units or membership interests in our sponsor in a transaction in which the sponsor or members of our management team remove themselves as our sponsor before identifying a business combination. As a result, there is a risk that our sponsor and our officers and directors may divest their ownership or economic interests in us or our sponsor, which would likely result in our loss of certain key personnel. There can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

Registration and Shareholder Rights

Holders of our insider shares and private units, including from time to time public shares, private units that may be issued upon conversion of working capital loans, any private placement shares or private warrants included in private units, any ordinary shares issuable upon conversion of insider shares or upon exercise of warrants they may hold or acquire, and any warrants, including private warrants, that they may hold or acquire, will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed in connection with the consummation of this offering. The holders of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units listed on Nasdaq under the symbol “LBKXU.” Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be listed on Nasdaq under the symbols “LBKX” and “LBKXW,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

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TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations generally applicable to an investment in our units, each consisting of one ordinary share and one-half of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax considerations relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors are urged to consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, as the case may be, nor will gains derived from the disposal of our shares be subject to Cayman Islands income or corporation tax.

U.S. Federal Income Tax Considerations

General

The following brief discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one-half of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit. As a result, the brief discussion below with respect to actual holders of ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that constitute the units).

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This brief discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This brief discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including considerations that may apply to investors subject to special rules, such as:

●	our sponsor, officers or directors or holders of our insider shares or private warrants;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S corporations;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	persons liable for alternative minimum tax;

●	controlled foreign corporations;

●	PFICs;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares, by vote or value, except as specifically described below;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons required to accelerate the recognition of any item of gross income with respect to the ordinary shares or warrants as a result of such income being recognized on an applicable financial statement;

●	persons that hold our securities as part of a straddle, constructive sale, wash sale, hedging, conversion or other integrated or similar transaction; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the brief discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, alternative minimum, gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws and does not address, except as discussed herein, any tax reporting obligations of a holder of ordinary shares or warrants.

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We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of entities or arrangement classified as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner, member, or other beneficial owner in the partnership or other pass-through entity generally will depend on the status of the partner, member, or other beneficial owner, and the activities of the partnership or such other pass-through entity and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, AND IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE U.S. FEDERAL INCOME TAX TREATMENT OF PROSPECTIVE INVESTORS IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. THIS DISCUSSION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS UNDER ANY APPLICABLE TAX TREATY, AND POSSIBLE CHANGES IN TAX LAW.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one of our ordinary shares and one-half of one redeemable warrant. Each whole warrant is exercisable to acquire one of our ordinary shares. We intend to treat the acquisition of a unit in the foregoing manner. By purchasing a unit, you agree to adopt such treatment for U.S. federal income and other applicable tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one-half of one redeemable warrant based on the relative fair market value of each at the time of issuance.

Under U.S. federal income tax law, each investor must make its own determination of such value for purposes of its own tax reporting based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and one-half of one redeemable warrant should constitute the holder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and the one-half of one redeemable warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and one-half of one redeemable warrant based on their respective relative fair market values at the time of disposition (based on all the relevant facts and circumstances). Neither the separation of the ordinary share and the one-half of one redeemable warrant comprising a unit nor the combination of halves of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

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U.S. Holder

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, ordinary shares or warrants who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (as defined in the Code).

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of the company’s shares or warrants to acquire the company’s shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (the treatment of which is described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below). In the event that we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for U.S. federal income tax purposes.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below) only if (i) our ordinary shares are readily tradable on an established securities market in the United States, (ii) the company is not treated as a PFIC for the taxable year in which the dividend was paid or in the preceding taxable year and (iii) certain other requirements are met (including with respect to holding period). Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders are urged to consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our ordinary shares.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates.

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The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based upon the then relative fair market values of the ordinary shares and the warrants comprising such units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or one-half of one redeemable warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a ordinary share, by any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the ordinary share acquired pursuant to the exercise of a warrant. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (such open market purchase of ordinary shares by us is included as a “redemption” for the remainder of this discussion), the treatment of the transaction for U.S. federal income tax purposes will depend on whether such redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.” If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. A redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption.

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Prior to the completion of our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any of our other shares and otherwise complies with specific conditions. Whether the redemption of the ordinary shares is essentially equivalent to a dividend with respect to a U.S. Holder generally will depend on the particular facts and circumstances applicable to the U.S. Holder, but generally the redemption will not be essentially equivalent to a dividend with respect to a U.S. Holder if such redemption results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders are urged to consult with their tax advisors as to the tax consequences of a redemption of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it. A U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own five percent (or, if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in an ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant and the holding period of such ordinary share will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period would not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price associated with the number of warrants consistent with the number of shares received on the cashless exercise. For this purpose, a U.S. Holder may be deemed to have surrendered a number of warrants having an aggregate value equal to the total exercise price for the number of warrants consistent with the number of shares received on the cashless exercise. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to such warrants, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of the number of warrants consistent with the number of shares received on the cashless exercise. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.

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Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the ordinary shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

The U.S. federal income tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities—Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for ordinary shares or as an exercise of the warrant. If the cashless exercise of a warrant for ordinary shares is treated as a redemption, then, subject to the PFIC rules described below, such redemption generally should be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s tax basis in the ordinary shares received should equal the U.S. Holder’s tax basis in the warrant and the holding period of the ordinary shares should include the holding period of the warrant. Alternatively, if the cashless exercise of a warrant is treated as such, the U.S. federal income tax consequences generally should be as described above in the second and third paragraphs under the heading “—Exercise, Lapse or Redemption of a Warrant.” In the case of an exercise of a warrant for cash, the U.S. federal income tax treatment generally should be as described above in the first paragraph under the heading “—Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment described in this paragraph, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.

If we purchase warrants in an open market transaction, such redemption generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or, depending on the circumstances, through a decrease to the exercise price, including, for example, the decrease to the exercise price of the warrants where additional ordinary shares or equity-linked securities are issued in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share, as described under “Description of Securities—Warrants”) as a result of a taxable distribution of cash or other property to the holders of our ordinary shares. Such constructive distribution would be subject to tax as described under “Taxation of Distributions” above in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution to the U.S. Holder is treated as a dividend.

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Passive Foreign Investment Company (PFIC) Rules

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year (and perhaps until after the end of our first two taxable years following our startup year). Depending upon the structure and domicile of the target company, it is possible that our taxable year may close at approximately the same time as the closing date, which would result in a short taxable year.  After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the application of the startup exception to our current taxable year, perhaps not until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that we are a PFIC for any taxable year will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely and valid mark-to-market election, a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares prior to the beginning of the taxable year of such distributions). Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

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In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect of our ordinary shares (but not our warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each prospective investor is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the warrants.

Under current law, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will generally have a new basis and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the availability of purging elections and the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. Accordingly, there can be no assurance that a U.S. Holder will have the information necessary to make a QEF election.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such taxable year.

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If we are a PFIC and our ordinary shares constitute “marketable stock” the U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rules applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” which is generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which we intend to list the ordinary shares), or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. Moreover, a mark-to-market election made with respect to our ordinary shares would not apply to any lower-tier PFICs in which we hold an interest. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark- to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. Accordingly, there can be no assurance that a U.S. Holder will have the information necessary to make a QEF election in respect of a lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants are urged to consult their tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the non-U.S. financial asset and other reporting obligations and their application to an investment in our ordinary shares and warrants.

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Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or warrants (other than an entity or arrangement treated as a partnership or other pass-through entities for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a non-U.S. corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption or purchase of a U.S. Holder’s ordinary shares, as described under “U.S. Holders Redemption of Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s exercise of a warrant, or the lapse or redemption of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. characterization described under “U.S. Holders Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our ordinary shares and warrants, including the tax consequences under U.S. federal state, and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

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UNDERWRITING

D. Boral Capital LLC is acting as bookrunner and representative of the Underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement, the Underwriters have agreed to purchase, and we have agreed to sell to the Underwriters, the number of units set forth opposite such Underwriters’ name below at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The Underwriters may offer and sell units to the public through one or more of their affiliates or other registered broker-dealers or selling agents.

UNDERWRITER	NUMBER OF UNITS
D. Boral Capital LLC
Arc Group Securities LLC
Total	6,000,000

The underwriting agreement provides that the obligations of the Underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units. We have agreed to indemnify the Underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The Underwriters have advised us that, following the completion of this offering, it currently intends to make a market in the units as permitted by applicable laws and regulations. However, the Underwriters are not obligated to do so, and the Underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units or their components, that you will be able to sell any of the units or their components that are held by you at a particular time or that the prices that you receive when you sell will be favorable.

The Underwriters have advised us that, following the completion of this offering, it currently intends to make a market in the units as permitted by applicable laws and regulations. However, the Underwriters are not obligated to do so, and the Underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units or their components, that you will be able to sell any of the units or their components that are held by you at a particular time or that the prices that you receive when you sell will be favorable.

Commission and Expenses

The Underwriters have advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the Underwriters, at that price, less a concession not in excess of $ per unit. The Underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $ per unit to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

	PAID BY BOLUOC ACQUISITION CORP
	NO EXERCISE	FULL EXERCISE
Per Unit (1)	$0.30	$0.30
Total (1)	$1,800,000	$2,070,000

(1)	Includes (i) $0.20 per unit, or $1,200,000 in the aggregate (or $1,380,000 in the aggregate if the Underwriters’ over-allotment option is exercised in full), payable to the Underwriters in cash upon the consummation of this offering, plus (ii) up to $0.10 per unit, or $600,000 in the aggregate (or $690,000 in the aggregate if the Underwriters’ over-allotment option is exercised in full), to be placed in a trust account located in the United States as described herein and to be released to the Underwriters as deferred underwriting commissions only upon the consummation of an initial business combination (or, in the alternative (not reflected in the above), an amount equal to 5.0% of the balance remaining in the trust account, without accrued interest, adjusted only to account for payment of redemptions and prior to any other disbursements therefrom, upon the consummation of an initial business combination, whichever amount is greater). Excludes certain fees and expenses payable to the Underwriters in connection with this offering, and those certain fees paid to ARC Group Limited by our sponsor for its financial advisory services.

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If we do not complete our initial business combination within 18 months following the closing of this offering, subject to extension up to 21 months by means of three one-month extensions, and subsequently liquidate, the trustee and the D. Boral have agreed that (i) the D. Boral will forfeit any rights or claims to its deferred underwriting commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account (less taxes payable), to the public shareholders.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $[•]. We have agreed to reimburse the underwriters all fees, disbursements and expenses in connection with the proposed offering, including, without limitation: (i) the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto the Underwriting Agreement and related documents (all in such quantities as the underwriter may reasonably require), (ii) preparing and printing stock certificates and warrant certificates; the costs of any due diligence meetings; net roadshow; i-Deal system, filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees; preparation of leather bound volumes and Lucite cube mementos in such quantities as the underwriter may reasonably request; transfer taxes; transfer and warrant agent and registrar fees, (iii) all reasonable out-of-pocket expenses incurred by the underwriter in connection with its engagement, including, without limitation, any expenses and fees incurred the underwriter’s counsel, underwriter’s due diligence and background check process, subject to a maximum amount of $120,000 in the event of a closing (the “Expense Cap”) and $60,000 in the event there is no closing. Additionally, we will provide an expense advance (the “Advance”) to the underwriter of $25,000. The Advance will be applied towards the Expense Cap set forth herein and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. At the closing of the Offering, the underwriters will reimburse the Company $600,000 (or up to $690,000 if the underwriters’ over-allotment option is exercised in full) for certain offering expenses.

Additionally, our sponsor has engaged ARC Group Limited, an affiliate of ARC Group Securities LLC, to provide financial advisory services in connection with this offering. These services include market analysis, positioning, financial modeling, organizational structuring, and capital requirement assessments, as well as support throughout the public offering process, including assistance with the preparation of financial information and statements. According to the engagement letter and its amendment, between our sponsor and ARC Group Limited, dated May 24, 2025 and August 20, 2025 respectively, ARC Group Limited has received $100,000 compensation in cash for its services and will receive a further $100,000 compensation in cash and will be reimbursed for certain of its expenses in an amount not to exceed $10,000, for its services upon the successful completion of the offering. Such cash compensation will not result in a material dilution of your equity interest, and such cash compensation paid to ARC Group Limited may be considered underwriting compensation pursuant to FINRA Rule 5110. There is no actual or potential material conflict of interest between the advisor and any purchaser in the offering as a result of this affiliation.

Right of First Refusal

We have granted to D. Boral Capital LLC and ARC Group Securities LLC a “right of first refusal” to serve as exclusive investment bankers, exclusive book-runners, and/or exclusive placement agents on terms to be negotiated and consistent with the other terms offered to us for similar offerings for each and every future public and private equity and debt offering, including all equity linked financings, forward purchase agreements or similar type of equity line financing of the Company, or any successor to or any current or future subsidiary of the Company, within twelve months after the consummation of a business combination provided, however, that in accordance with FINRA Rule 5110(g)(6)(A), such “right of first refusal” shall not have a duration of more than three years from the commencement of sales of this offering. This “right of first refusal” is considered to be an item of value in connection with this offering pursuant to FINRA Rule 5110 and has a deemed compensation value of one percent of the proceeds of this offering.

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Determination of Offering Price

Prior to this offering, there was no public market for our units. Consequently, the initial public offering price for our units was determined by negotiations between us and D. Boral. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units and its components will trade in the public market subsequent to the offering or that an active trading market for the units or its components will develop and continue after the offering.

Listing

We have applied to have our units listed on Nasdaq under the symbol “LBKXU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. and this offering is contingent upon receiving Nasdaq listing approval. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be listed on Nasdaq under the symbols “LBKX” and “LBKXW,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Over-Allotment Option

We have granted to the Underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 900,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the Underwriters exercise this option, the Underwriters will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to the Underwriters’ initial purchase commitment as indicated in the table above. This option may be exercised only if the Underwriters sells more units than the total number set forth on the cover page of this prospectus.

Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement

Our sponsor, officers and directors have agreed pursuant to the letter agreement with our sponsor, officers and directors not to transfer, assign or sell any insider shares they may hold until the earlier to occur of: (A) the earlier of (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (1) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (2) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our management team with respect to any insider shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Pursuant to the letter agreement, the private units (including any private placement shares or private warrants included in such private units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders”).

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Further, pursuant to the underwriting agreement we have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of D. Boral Capital, as the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private units, (2) issue and sell the additional ordinary shares to cover our Underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the insider shares, the private placement shares included in the private units, the private warrants included in the private units and ordinary shares issuable upon conversion of the insider shares or upon exercise of private warrants, and (4) issue securities in connection with an initial business combination. D. Boral Capital, as the Underwriters, in its sole discretion, may release any of the securities subject to these restrictions at any time without notice. The foregoing shall not apply to the forfeiture of any insider shares pursuant to their terms or any transfer of insider shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer).

Our letter agreement contains a provision that also subjects our sponsor and our directors and officers to the restrictions of the underwriting agreement that are described in the foregoing paragraph. Pursuant to such provision in the letter agreement the sponsor and our officers and directors agree, subject to the same exceptions that are described in the foregoing and to certain limited exceptions as described in the letter agreement (for more information on such limited exceptions, also see “Shares Eligible for future sale”), that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of D. Boral Capital, as the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares. The written consent of D. Boral Capital, as the Underwriters, us, the sponsor and each of the directors and officers with respect to herself or himself, will be required in connection with a change, amendment, modification or waiver to the provision of the letter agreement described in the foregoing. For more information on the letter agreement and a summary of the transfer restrictions included therein and the exceptions to the transfer restrictions described above, also see “Proposed Business—Contractual arrangements” and “Risk Factors.”

Stabilization

D. Boral Capital LLC has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the Underwriters’ over-allotment option in this offering. The Underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the Underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

“Naked” short sales are sales in excess of the over-allotment option. The Underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the Underwriters is concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the Underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the Underwriters to reduce any short position incurred by the Underwriters in connection with the offering. Similar to other purchase transactions, the Underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the Underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The Underwriters is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

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The Underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the Underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The Underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the Underwriters’ web sites and any information contained in any other web site maintained by the Underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the Underwriters and should not be relied upon by investors.

Other Activities and Relationships

We do not have any expectation, understanding or agreement with any Underwriters for such Underwriters to provide any additional services to us after the consummation of this offering relating to our initial business combination, the financing thereof or other related transactions. The underwriting agreement does not obligate the Underwriters to perform any services in connection with our initial business combination or to receive their deferred commissions, which will be fully earned by the Underwriters upon the payment of the purchase price for the units purchased by the Underwriters on the closing of this offering and will be released to the Underwriters only on and concurrently with completion of an initial business combination.

We may engage the Underwriters, in our discretion, for example, to introduce us to potential target businesses, provided financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the Underwriters provides services to us after this offering, we may pay the Underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the Underwriters and no fees for such services will be paid to the Underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed Underwriters’ compensation in connection with this offering. We may pay the Underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the Underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The Underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the Underwriters is entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The Underwriters and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of its affiliates have, from time to time, performed and may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The Underwriters and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

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Selling Restrictions

Canada

Resale Restrictions — The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers — By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,

●	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest — Canadian purchasers are hereby notified that the Underwriters is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action — Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights — All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment — Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

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Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	a person associated with the Company under Section 708(12) of the Corporations Act; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance. You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of units shall require the issuer or any Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

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This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, Underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

○	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

○	where no consideration is or will be given for the transfer;

○	where the transfer is by operation of law;

○	as specified in Section 276(7) of the SFA; or

○	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, (the “FSMA”), provided that no such offer of units shall require the issuer or any Underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

The Underwriters has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Cayman Islands

This document does not constitute a public offer of, or an invitation to the public to purchase, units, warrants or ordinary shares in the company, whether by way of sale or subscription, in the Cayman Islands. Units have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

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LEGAL MATTERS

Hunter Taubman Fischer & Li LLC is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the units and warrants offered in the prospectus. Legal matters as to Cayman Islands law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Harney Westwood & Riegels. Greenberg Traurig, LLP is acting as United States counsel for D. Boral Capital LLC in this offering.

EXPERTS

The financial statements of BoluoC Acquisition Corp for the period June 24, 2025 (inception) through July 31, 2025, appearing in this prospectus have been audited by Guangdong Prouden CPAs GP, independent registered public accounting firm, as set forth in their report, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

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BOLUOC ACQUISITION CORP

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of BoluoC Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of BoluoC Acquisition Corp. (the “Company”) as of July 31, 2025, the related statements of operations, change in shareholders’ deficit and cash flows for the period from June 24, 2025 (inception) through July 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2025 and the results of its operations and its cash flows for the period from June 24, 2025 (inception) through July 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China

August 8, 2025, except for Note 7 and 9 as to which the date is September 12, 2025.

PCAOB ID NO. 7254

F-2

BOLUOC ACQUISITION CORP

BALANCE SHEET

July 31, 2025
(Audited)
ASSETS
Cash	-
Deferred offering costs	121,277
Total Assets	$121,227

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Promissory note – related party	154,791
Accrued offering costs	10,564
Total Current Liabilities	165,355

Commitments and Contingencies	-

Shareholder’s Deficit
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-
Ordinary Shares, $0.0001 par value; 550,000,000 shares authorized; 1,725,000 issued and outstanding(1) (2)	173
Additional paid-in capital	24,827
Accumulated deficit	(44,128)
Subscription receivable	(25,000)
Total Shareholder’s Deficit	(44,128)
Total Liabilities and Shareholder’s Deficit	$121,227

(1)	Includes an aggregate of 225,000 Ordinary Shares subject to forfeiture to the extent that the Underwriters’ over-allotment is not exercised in full or in part.

(2)	On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 9).

The accompanying notes are an integral part of these financial statements.

F-3

BOLUOC ACQUISITION CORP

STATEMENTS OF OPERATIONS

For the Period from June 24, 2025 (inception) through July 31, 2025
(Audited)
Formation and operating costs	$(44,128)
Net Loss	$(44,128)

Weighted average shares outstanding, basic and diluted (1) (2)	1,500,000
Basic and diluted net loss per ordinary share	$(0.03)

(1)	Excludes an aggregate of 225,000 Ordinary Shares subject to forfeiture to the extent that the Underwriters’ over-allotment is not exercised in full or in part.

(2)	On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 9).

The accompanying notes are an integral part of these financial statements.

F-4

BOLUOC ACQUISITION CORP

STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

FOR THE PERIOD FROM JUNE 24, 2025 (INCEPTION) THROUGH JULY 31, 2025

	Ordinary shares		Additional Paid-In	Accumulated	Subscription	Total Shareholder’s
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance – June 24, 2025 (inception)	-	$-	$-	$-	$-	$-
Ordinary shares issued to sponsor (1) (2)	1,725,000	173	24,827	-	(25,000)	-
Net loss	-	-	-	(44,128)	-	(44,128)
Balance – July 31, 2025	1,725,000	$173	$24,827	$(44,128)	$(25,000)	$(44,128)

(1)	Includes an aggregate of 225,000 Insider Shares subject to forfeiture to the extent that the Underwriters’ over-allotment is not exercised in full or in part.

(2)	On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 9).

The accompanying notes are an integral part of these financial statements.

F-5

BOLUOC ACQUISITION CORP

STATEMENT OF CASH FLOWS

For the Period from June 24, 2025 (inception) through July 31, 2025
(Audited)
Cash flows from Operating Activities:
Net Loss	$(44,128)

Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by Sponsor under Promissory Note – Related Party	44,128
Net cash provided by operating activities	-

Cash flows from Financing Activities:
Proceeds from issuance of ordinary shares to Sponsor	-
Payment of offering costs	-
Net cash provided by financing activities	-
-
Net Change in Cash	-
Cash – Beginning of period	-
Cash – Ending of period	$-

Supplemental Disclosures of Noncash Financing Activities
Deferred offering costs included in promissory note	$154,791
Deferred offering costs included in accrued offering costs	$10,564
Insider shares issued for subscription fee receivable	$25,000

The accompanying notes are an integral part of these financial statements.

F-6

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

BOLUOC ACQUISITION CORP (the “Company”) is a blank check company incorporated in the Cayman Islands on June 24, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business.

On July 31, 2025, the Company had not yet commenced any operations. All activity through July 31, 2025 related to the Company’s formation and the Proposed Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 6,000,000 Units at $10.00 per unit (or 6,900,000 units if the Underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Offering”) and the sale of 194,100 Units (or 203,100 Units if the Underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Unit in a private placement to the Company’s sponsor, Lykos International Limited (the “Sponsor”), that will close simultaneously with the Proposed Offering. The Company intends to list the Units on the Nasdaq Global Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts and taxes payable on the income earned on the trust account) at the time of the signing of an agreement to enter into a Business Combination.

The Company will complete a Business Combination only if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering, including the proceeds of the sale of the Private Units, will be held in a trust account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts) at a bank; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company hold investments in the trust account, the Company may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

The Company will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination or abstain from voting, into their pro rata portion of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable).

F-7

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the Underwriters. These ordinary shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, the Company will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we the Company will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public in connection with the implementation of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months, or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity; and (iii) waive their rights to liquidating distributions from the trust account with respect to any insider shares or private placement shares included in private units they hold if we fail to consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months, provided that the Company has entered into an agreement for an initial business combination within that 18 month period, to complete an initial business combination (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months).

The Company will have until 18 months from the closing of the Proposed Offering, with three one-month extensions at the option of the sponsor by depositing into the trust account, for each one-month extension, $198,000, or $227,700 if the Underwriters’ over-allotment option is exercised in full ($0.033 per unit in either case) (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which the Company must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay liquidation expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The Underwriters has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).

F-8

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the Underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the Underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, our sponsor may not be able to satisfy those obligations. Other than as described above, none of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations. We therefore believe it is unlikely our sponsor would be able to satisfy its indemnity obligations if it were required to do so. However, we believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Liquidity and Capital Resources

As of July 31, 2025, the Company had $0 in cash and a working capital deficit of $165,355. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor and the Sponsor has the means to provide such funds as $350,000 promissory note (Note 5) that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum of one year from the date of issuance of these financial statements. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

F-9

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of July 31, 2025.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Offering proceeds from the Public Units between ordinary shares and warrants, using the residual method by allocating Proposed Offering proceeds first to assigned value of the warrants and then to the ordinary shares. Offering costs allocated to the ordinary shares subject to possible redemption will be charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units will be charged to shareholder’s equity as the warrants, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of July 31, 2025, the Company had deferred offering costs of $121,227.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of July 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-10

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

The Company is considered to be a Cayman Islands business company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the provision for income taxes was deemed to be de minimis for the period from June 24, 2025 (inception) to July 31, 2025.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Offering.

Warrant

The Company will account for the Public and Private Warrants to be issued in connection with the Proposed Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and will classify the warrant instruments under equity treatment at their assigned values. There are no Public or Private Warrants currently outstanding as of July 31, 2025.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. At July 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At July 31, 2025, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-11

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2020-06 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of June 24, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 6,000,000 Units (or 6,900,000 Units if the Underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one-half of one redeemable warrant (“Public Warrant”).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 194,100 Private Units (or 203,100 Units if the Underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Unit from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the sale of the Private Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Units are identical to the Units sold in the Proposed Offering, as described in Note 3, except that so long as they are held by our sponsor or its permitted transferees, the private units (including any private placement shares or private warrants included in such private units) will not be transferable or salable until 30 days after the completion of our initial business combination. Holders of our private units (including their underlying securities) are entitled to certain registration rights. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

F-12

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Insider shares

On June 29, 2025, the Company issued an aggregate of 1,725,000 insider shares for an aggregate purchase price of $25,000 in cash. The funds were not received by July 31, 2025. Such ordinary shares includes an aggregate of up to 225,000 shares subject to forfeiture by the Sponsor to the extent that the Underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the outstanding shares after this offering (not including the ordinary shares that are included within the private units). On July 10 and July 31, 2025, an aggregate of 80,000 insider shares was transferred to the Company’s officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares was later transferred to the Sponsor.

The insider shares, except as described below, are identical to public ordinary shares included in the units being sold in the proposed offering, and holders of insider shares have the same shareholder rights as public shareholders, except that:

●	the insider shares are subject to certain transfer restrictions, as described in more detail below;

●

our initial shareholders have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public shares they hold in connection with the completion of our initial business combination, (ii) to waive their redemption rights with respect to any insider shares, private placement shares included in any private units and public in connection with the implementation of, following a shareholder vote to approve, an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18 month period, to complete an initial business combination, or (B) with respect to any other material provisions relating to (x) the rights of holders of our ordinary shares or (y) pre-initial business combination activity; and (iii) waive their rights to liquidating distributions from the trust account with respect to any insider shares or private placement shares included in private units they hold if we fail to consummate an initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18 month period, to complete an initial business combination (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, subject to extension up to 21 months by means of three one-month extensions provided that $0.033 per public share is deposited into the trust account for each one-month extension and further provided that the Company has entered into an agreement for an initial business combination within that 18 month period, to complete an initial business combination);

●	the insider shares are subject to anti-dilution adjustments to ensure that the initial shareholders maintain their proportionate ownership following the consummation of our initial business combination, as described below and in our amended and restated memorandum and articles of association; and

●	the insider shares are entitled to registration rights.

If we submit our initial business combination to our public shareholders for a vote, our sponsor and our management team have agreed to vote their insider shares, private placement shares included in any private units and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). The insider shares are not transferable, assignable or salable (except to certain permitted transferees) until the earlier of: (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (A) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing any time 150 days after completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On July 31, 2025, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $350,000, to be used for payment of costs related to the Proposed Offering. The note is non-interest bearing and payable on the earlier of (i) the consummation of the Proposed Offering or (ii) the date on which the Company determines not to conduct the Proposed offering. These amounts will be repaid upon completion of the Proposed Offering out of the $541,000 of Proposed Offering proceeds that has been allocated for the payment of Proposed Offering expenses. As of July 31, 2025, the Company has borrowed $154,791 under the promissory note with our Sponsor.

Administrative Services Arrangement

On July 31, 2025, our Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. The Company has agreed to pay our Sponsor, $10,000 per month, for up to 18 months, subject to extension to up to 21 months, as provided in the Company’s registration statement, for such administrative services.

F-13

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Up to $3,000,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of July 31, 2025, no amounts under such loans have been drawn.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The sponsor, and our officers and directors prior to or on the effective date of the proposed offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 194,100 private shares (or 203,100 private shares if the overallotment is exercised in full), (iii) 97,050 ordinary shares (or 101,550 ordinary shares if the overallotment is exercised in full) underlying the private warrants included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officers, directors or their affiliates, if any, (v) any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that the Company register the resale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

Underwriting Agreement

The Company will grant the Underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of: (i) one percent (1.00%) of the gross proceeds of the Proposed Offering, or $600,000 (or up to $690,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters are entitled to a deferred fee of one percent (1.0%) of the gross proceeds of the Proposed Offering, or $600,000 (or up to $690,000 if the underwriters’ over-allotment is exercised in full) upon closing of the Business Combination (or an amount equal to 5% of the balance remaining in the trust account, adjusted only to account for payment of redemptions and prior to any other disbursements therefrom, upon the consummation of an initial business combination, whichever amount is greater). The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on the closing of the Proposed Offering and ending 12 months from the closing of a Business Combination, the Company has granted D. Boral Capital LLC, a right of first refusal to serve as investment banker, book-runner, and/or placement agent on terms to be negotiated and consistent with the other terms offered to us for similar offerings for any private and public placement of our equity or debt securities, including equity linked financings, forward purchase arrangements or similar type of equity line financings, within twelve months after the consummation of a business combination provided, however, that in accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part. In the event that we terminate our engagement with D. Boral for cause, any right of first refusal will not survive such termination.

F-14

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDER’S EQUITY

Preferred shares — The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On July 31, 2025, there were no preferred shares issued or outstanding.

Ordinary shares — On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Note 9). The Company is authorized to issue 550,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share.

F-15

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

Warrants — Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable on the later of the completion of our initial business combination (the “warrant exercise date”) or 12 months after this registration statement is declared effective by the Securities and Exchange Commission (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last reported sale price (the “closing price”) of our ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

The private warrants will be identical to the warrants sold in this offering except that, the private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions) and they will not be redeemable by the Company. Our sponsor, or its permitted transferees, has the option to exercise the private warrants on a cashless basis. Any amendment to the terms of the private warrants or any provision of the warrant agreement with respect to the private warrants will require a vote of holders of at least 50% of the number of the then outstanding private warrants.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholder or their affiliates, without taking into account any insider shares held by our initial shareholder or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

F-16

BOLUOC ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 8. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from June 24, 2025 (inception) through July 31, 2025
(Audited)
Formation and operating costs	$(44,128)

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Offering and eventually a Business Combination within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. Based on this review other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On September 12, 2025, the shareholders of the Company unanimously approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

F-17

Until ____, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

BoluoC Acquisition Corp

6,000,000 Units

PROSPECTUS

D. Boral Capital	ARC GROUP SECURITIES LLC

________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Underwriter expenses	120,000.00
Legal fees and expenses	240,000.00
Nasdaq initial listing fee	80,000.00
SEC registration fee & FINRA filing fee	21,413.90
Printing and road show expenses	15,000.00
Accounting fees and expenses	50,000.00
Miscellaneous expenses	14,586.10
Total	$541,000.00

(1)	This amount represents additional expenses that may be incurred by the company in connection with the offering over and above those specifically listed above, including other service fees and mailing costs.

Item 14. Indemnification of Officers and Directors.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

●

On June 29, 2025, an aggregate of 1,725,000 insider shares were issued for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the Underwriters’ over-allotment option is exercised. On July 10, 2025 and July 31, 2025, an aggregate of 80,000 insider shares were transferred to our officers and directors. On July 31, 2025, an aggregate of 1,645,000 insider shares were later transferred to our sponsor.

●	In addition, our sponsor has committed to purchasing an aggregate of 194,100 private units from the company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the Underwriters in full or in part, they will purchase from the company at a price of $10.00 per private unit up to an additional 203,100 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant
3.2	First Amendment to the Memorandum and Articles of Association of the Registrant
3.3	Form of Amended and Restated Memorandum and Articles of Association
4.1	Specimen Unit Certificate
4.2	Specimen Ordinary Share Certificate
4.3	Specimen Warrants Certificate
4.4	Form of Warrants Agreement between Lucky Lucko, Inc. d/b/a Efficiency and the Registrant
5.1	Opinion of Harney Westwood & Riegels
5.2	Opinion of Hunter Taubman Fischer & Li LLC
10.1	Form of Letter Agreement among the Registrant and its Initial Shareholders
10.2	Form of Investment Management Trust Agreement among Lucky Lucko, Inc. d/b/a Efficiency and the Registrant
10.3	Form of Registration Rights Agreement
10.4	Form of Private Units Purchase Agreement between the Registrant and the Sponsor
10.5	Form of Indemnification Agreement
10.6*	Administrative Support Agreement between the Registrant and the Sponsor
10.7*	Securities Subscription Agreement between the Registrant and the Sponsor
10.8*	Promissory Note issued to the Sponsor
14.1	Form of Code of Ethics
19.1	Insider Trading Policy
23.1	Consent of Guangdong Prouden CPAs GP
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24	Power of Attorney (included on signature page)
99.1	Form of Clawback Policy
99.2	Audit Committee Charter
99.3	Compensation Committee Charter
99.4	Corporate Governance and Nominating Committee Charter
107*	Filing Fee Table

*	Filed previously

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(b)	The undersigned hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on September 12, 2025.

BOLUOC ACQUISITION CORP

By:	/s/ Ya Lu Lin
Name:	Ya Lu Lin
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ya Lu Lin, as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ya Lu Lin	Chief Executive Officer and Director	September 12, 2025
Ya Lu Lin	(principal executive officer)

/s/ Robert Edward Mikkelsen	Chief Financial Officer and Director	September 12, 2025
Robert Edward Mikkelsen	(principal financial and accounting officer)

/s/ Luhuan Zhong	Director	September 12, 2025
Luhuan Zhong

/s/ Mei Chi Tsai	Director	September 12, 2025
Mei Chi Tsai

/s/ Ya Ting Lee	Director	September 12, 2025
Ya Ting Lee

II-5

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BoluoC Acquisition Corp has signed this registration statement on September 12, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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